SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐:
Check the appropriate box: ☐
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Preliminary Proxy Statement

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
MIDWEST BANC HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Fellow Stockholders:

You are cordially invited to attend the 2009 annual meeting of stockholders of Midwest Banc Holdings, Inc. (the “Company”), which will be held on, Wednesday, May 6, 2009, at 10:00 a.m., central time, at Dominican University Priory Campus, 7200 West Division Street, River Forest, Illinois 60305.

The attached notice of the annual meeting and the proxy statement describe the formal business to be transacted at the meeting. Directors and officers of the Company as well as representatives of PricewaterhouseCoopers LLP will be present at the meeting to respond to any questions that our stockholders may have regarding the business to be transacted.

The board of directors of the Company has determined that the matters to be considered at the meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the proxy statement, the board unanimously recommends that you vote FOR each of the matters to be considered.

Please sign and return the enclosed proxy card promptly. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

On behalf of the board of directors and all of the employees of the Company and its subsidiaries, I thank you for your continued interest and support.

Sincerely yours,

J. J. Fritz
President and Chief Executive Officer

April 3, 2009

501 West North Avenue    ●     Melrose Park, Illinois 60160

NOTICE OF THE 2009 ANNUAL MEETING OF STOCKHOLDERS
OF MIDWEST BANC HOLDINGS, INC.

Date:	Wednesday, May 6, 2009
Time:	10:00 a.m., Central Time
Place:	Dominican University Priory Campus 7200 West Division Street River Forest, Illinois 60305
Purposes:	1. To elect eleven directors to serve on the board of directors until the annual meeting in 2010;
2. To ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the year ending December 31, 2009;
3. To approve, in an advisory (non-binding) vote, the compensation of the executive officers named herein; and
4. To transact such other business that may properly come before the annual meeting and any adjournments thereof, including whether to adjourn the meeting.
Who Can Vote:	Stockholders at the close of business on March 26, 2009 are entitled to vote at the annual meeting. A list of stockholders entitled to vote at the annual meeting will be available for review at our offices, 501 West North Avenue, Melrose Park, Illinois 60160, for a period of ten days prior to the annual meeting, and will be available for review at the annual meeting.
How You Can Vote:	Registered Holders: If your stock is registered in your own name, you may vote your proxy by marking, signing and dating the enclosed proxy card and returning it as soon as possible using the enclosed envelope or you may vote by Internet or telephone.
➢ By Internet: go to www.investorvote.com/MBHI and follow the steps on the secure website.
➢ By Phone: call toll free 1-800-652-VOTE and follow the instructions provided by the recorded message.
Your validation details are located on the proxy card.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 6, 2009.
Beneficial Holders: If your shares are held in the name of a broker, bank or other holder of record, you must follow the instructions you receive from the holder of record to vote your shares.

By Order of the board of directors,

JoAnn Sannasardo Lilek
Secretary
Melrose Park, Illinois
April 3, 2009

Important Notice Regarding the Availability of Proxy Materials for the 2009 Stockholder Meeting:

A copy of this Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2008 are available at www.envisionreports.com/MBHI for registered holders and www.edocumentview.com/MBHI for beneficial holders.

Your Vote Is Important. Whether you own one share or many, your prompt cooperation in voting your proxy is greatly appreciated. Please complete, sign and return the executed enclosed form of proxy in the envelope provided.

PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS OF
MIDWEST BANC HOLDINGS, INC.
TO BE HELD ON WEDNESDAY, MAY 6, 2009

PROXY STATEMENT
FOR THE
2009 ANNUAL MEETING OF STOCKHOLDERS OF
MIDWEST BANC HOLDINGS, INC.
To Be Held On Wednesday, May 6, 2009

Solicitation and Voting Information

This proxy statement, the accompanying proxy card and the annual report to stockholders on Form 10-K of Midwest Banc Holdings, Inc., the Company or Midwest, are being mailed on or about April 3, 2009. The board of directors of the Company is soliciting your proxy to vote your shares at the annual meeting of stockholders. The board is soliciting your proxy to give all stockholders of record the opportunity to vote on matters that will be presented at the meeting. This proxy statement provides you with information on these matters to assist you in voting your shares.

Why am I receiving this proxy statement?

Midwest’s board of directors is soliciting proxies for the meeting. You are receiving a proxy statement because you owned shares of Midwest common stock on March 26, 2009, and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

The notice of annual meeting, proxy statement and proxy are being mailed to stockholders on or about April 3, 2009. If you hold your shares in “street name,” please refer to the information forwarded by your bank, broker or other holder of record to see the options available to you.

What is a proxy?

A proxy is your legal designation of another person, the proxy, to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the board, as your proxy, the authority to vote your shares in the manner you indicate on your proxy card.

Why did I receive more than one proxy card?

You will receive multiple proxy cards if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in “street name”), you will receive your proxy card or other voting information from your broker, and you will return your proxy card or cards to your broker. You should vote on and sign each proxy card you receive.

Who is qualified to vote?

You are qualified to receive notice of and to vote at the annual meeting of stockholders if you own shares of our common stock at the close of business on our record date, March 26, 2009.

How many shares of common stock may vote at the meeting?

As of the record date, there were 28,620,754 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter presented.

What is the difference between a “stockholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with Computershare Investor Services, LLC, our transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

How do I vote my shares?

Stockholders of record can vote either in person at the meeting or by proxy without attending the meeting. We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted.

Stockholders of record who desire to vote by proxy may do so by filling out the enclosed form of proxy, signing it, and mailing it in the enclosed postage-paid envelope. Stockholders of record may also vote by telephone or the Internet.

Telephone Voting.  Stockholders of record may grant a proxy to vote your shares by telephone by calling 1-800-652-VOTE. Please see the instructions on your proxy card.

Internet Voting.  Stockholders of record may also grant a proxy to vote your shares by means of the Internet. The Internet voting procedures are designed to authenticate your identity, to allow you to grant a proxy to vote your shares, and to confirm that your instructions have been recorded properly.

As a stockholder of record, you may go to www.investorvote.com/MBHI to grant a proxy to vote your shares by means of the Internet. You will be required to provide our number and the control number, both of which are contained on your proxy card. You will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen, and you will be prompted to submit or revise them as desired.

General information for all shares voted via the Internet or by phone.  We must receive Internet or telephone votes by 1:00 a.m. on May 6, 2009. Submitting your proxy via the Internet or by phone will not affect your right to vote in person should you decide to attend the annual meeting.

“Street name” holders must receive instructions for granting proxies from their banks, brokers or other agents, rather than a proxy card.

What are the board’s recommendations on how I should vote my shares?

The board recommends that you vote your shares as follows:

Proposal 1 — FOR the election of eleven nominees for director with terms expiring at the next annual meeting of stockholders.

Proposal 2 — FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

Proposal 3 — FOR the compensation of the executive officers named herein.

How would my shares be voted if I do not specify how they should be voted?

If you sign and return your proxy card without indicating how you want your shares to be voted, the board of directors will vote your shares as follows:

Proposal 1 — FOR the election of all nominees for directors.

Proposal 2 — FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

Proposal 3 — FOR the compensation of the executive officers named herein.

How many votes must be present to hold the meeting?

Under our by-laws, a majority of the votes that can be cast must be present, in person or by proxy, to hold the meeting.

What if I don’t return my proxy card and don’t attend the meeting?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent) and you don’t vote your shares, your shares will not be voted.

If you hold your shares in “street name,” and you don’t give your bank, broker or other holder of record specific voting instructions for your shares, your record holder can vote your shares on the election of directors and the ratification of the independent registered public accounting firm. Brokers, banks or other holders of record do not have the discretion to vote your share on the executive compensation proposal without instructions from you.

If you don’t give your record holder specific voting instructions and your record holder does not vote, the votes will be “broker non-votes.” “Broker non-votes” will have no effect on the vote for the election of directors or on the other proposals. “Broker non-votes” will be counted as present for purposes of determining whether enough votes are present to hold the annual meeting.

How are votes withheld, abstentions and broker non-votes treated?

You may vote “abstain” for any nominee in the election of directors and on the other proposals. Shares voting “abstain” on any nominee for director will be excluded entirely from the vote and will have no effect on the election of directors. Shares voting “abstain” on the other proposals will be counted as present at the annual meeting for purposes of that proposal and your abstention will have the effect of a vote against the proposal.

Broker non-votes, if any, are counted for general quorum purposes, but are not deemed to be “present” with respect to any matter for which a broker does not have authority to vote.

What happens if a nominee for director declines or is unable to accept election?

If you vote by proxy, and if unforeseen circumstances make it necessary for the board to substitute another person for a nominee, the board of directors will vote your shares for that other person.

Is my vote confidential?

Yes. Your voting records will not be disclosed to us except:

•	as required by law;

•	to the inspectors of voting; or

•	if the election is contested.

The inspector of election, a representative of our transfer agent, must comply with confidentiality guidelines that prohibit disclosure of the votes to Midwest.

Can I change my vote after I have mailed in my proxy card?

You may revoke your proxy by doing one of the following:

•	by sending a written notice of revocation to the secretary of the Company that is received prior to the meeting, stating that you revoke your proxy;

•	by signing a later-dated proxy card and submitting it so that it is received prior to the meeting in accordance with the instructions included in the proxy card(s); or

•	by attending the meeting and voting your shares in person.

What vote is required to approve each proposal?

For Proposal 1, each director will be elected by a majority of the votes cast with respect to such director. A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. Under Delaware law, if the director is not elected at the annual meeting, the director will continue to serve on the board of directors as a “holdover director.” As required by the Company’s by-laws, each director has submitted an irrevocable letter of resignation as director that becomes effective if he or she is not elected by stockholders and the board accepts the resignation. If a director is not elected, the corporate governance and nominating committee will consider the director’s resignation and recommend to the board whether to accept or reject the resignation. The board will decide whether to accept or reject the resignation and publicly disclose its decision, including the rationale behind the decision if it rejects the resignation, within 90 days after the election results are certified. On December 1, 2008, a stockholder sent a letter to Midwest in which he nominated another stockholder to stand for election at the annual meeting. Under our by-laws, if the number of nominees exceeds the number of directors to be elected, this is deemed a “contested election.” If a contested election occurs, directors will be elected by a plurality of the votes cast.

For Proposal 2, the ratification of PricewaterhouseCoopers LLP’s appointment requires the affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon.

Proposal 3, the stockholder (non-binding) vote on executive compensation must be approved by the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote thereon at the meeting.

Who will count the votes?

Representatives from Computershare Investor Services, LLC, our transfer agent, will count the votes and serve as our inspectors of election. The inspectors of election will be present at the meeting.

Who pays the cost of this proxy solicitation?

We pay the costs of soliciting proxies. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of our common stock.

Is this proxy statement the only way that proxies are being solicited?

No. In addition to mailing these proxy materials, certain of our directors, officers or employees may solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

If you have any further questions about voting your shares or attending the meeting please call JoAnn Sannasardo Lilek at (708) 865-1053.

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of March 26, 2009, the record date, for: (1) those people believed by management to be the beneficial owners of more than 5% of our common stock; (2) the nominees for the board of directors of the Company; and (3) certain executive officers of the Company. The table includes, with respect to directors, the year in which each became a director of the Company; if elected, their terms will expire at the next annual meeting of stockholders. The table also sets forth the amount of our common stock (and our depositary shares) and the percent thereof beneficially owned by each director and executive officer and by all executive officers as a group as of the record date. Ownership information is based upon information furnished by the respective individuals. On December 5, 2008, Midwest completed the sale to the U.S. Treasury of $84.78 million of its non-voting cumulative perpetual preferred shares as part of the Treasury’s Capital Purchase Program, CPP, and issued a warrant to the Treasury to purchase 4,282,020 shares of Midwest common stock for $2.97 per share. The warrant shares represent approximately 13% of the shares of common stock outstanding as of March 26, 2009. The shares of common stock issuable upon the exercise of the warrant are assumed to be outstanding for purposes of determining the percentage of shares beneficially owned by the Treasury. The Treasury has no voting rights at this time.

			Shares of
		Director of	Common Stock
		Company	Beneficially
Name(1)	Age	Since	Owned(2)		Percent of Class

Director Nominees
J. J. Fritz	60	2006	117,612	(3)	*
Percy L. Berger	60	2008	33,000	(4)	*
Angelo DiPaolo	70	1983	849,683	(5)	3.04
Barry I. Forrester	46	2005	20,000	(6)	*
Robert J. Genetski	66	2005	17,711	(7)	*
Gerald F. Hartley	70	2003	60,000	(8)	*
Dennis M. O’Hara	63	2007	9,810	(9)	*
Joseph Rizza	66	1997	564,288	(10)	2.02
Thomas A. Rosenquist	57	2006	395,399	(11)(21)	1.42
E. V. Silveri	78	1983	2,254,287	(12)	8.07
Kenneth Velo	61	2005	9,202		*
Non-Director, Executive Officers
JoAnn Sannasardo Lilek	52	—	8,475	(14)	*
Mary C. Ceas	51	—	36,091	(13)(14)	*
Sheldon Bernstein	62	—	88,062	(13)(14)(15)	*
Thomas A. Caravello	60	—	26,355	(13)(14)(21)	*
Bruno P. Costa	48	—	83,383	(13)(14)	*
Thomas J. Bell, III	42	—	21,312	(16)	*
Thomas H. Hackett	61	—	11,445	(13)(14)	*
Mary M. Henthorn	51	—	98,701	(13)(14)(17)	*
Stephan L. Markovits	59	—	44,409	(13)(14)	*
Dennis M. Motyka	58	—	8,592	(13)(14)	*
Brogan M. Ptacin	48	—	128,456	(13)(14)(18)	*
Kelly J. O’Keeffe	48	—	70,677	(13)(14)(19)	*
William H. Stoll	54	—	15,964	(13)(14)	*
Jan R. Thiry	56	—	6,997	(13)(14)	*
Jonathan P. Gilfillan	48	—	7,500	(13)	*
David Taylor	43	—	16,240	(13)(20)	*
Midwest Banc Holdings, Inc. 401(k) Plan and Trust			115,386	(14)	*

All directors and executive officers as a group (27 persons)			5,119,037	(22)	18.33%

*	Less than one percent.

(1)	The address of each principal stockholder is 501 West North Avenue, Melrose Park, Illinois 60160.

(2)	Unless otherwise stated below, each person has sole voting and investment power with respect to all such shares.

(3)	Includes 11,902 shares of restricted stock which will vest on July 1, 2011, 6,000 shares of restricted stock which will vest on December 29, 2011, 9,163 shares of restricted stock which will vest on January 28, 2013, 1,500 shares held in a IRA account for the benefit of Mr. Fritz, 7,500 shares held by a trust for which Mr. Fritz acts as trustee, and 116 shares held by Mr. Fritz’ spouse.

(4)	Includes 2,000 shares of restricted stock, 1,000 shares of which will vest following the 2009 and 2010 annual meetings, provided Mr. Berger is still serving as a director and 30,000 shares of restricted stock, which will vest on January 1, 2010, provided Mr. Berger is serving as Chairman of the Board of Directors.

(5)	Includes 7,950 shares held by trusts for which Mr. DiPaolo acts as trustee, 11,610 shares held by a trust for which Mr. DiPaolo acts as co-trustee, 40,500 shares held by DiPaolo Company, a company controlled by Mr. DiPaolo, and 14,145 shares held directly by Mr. DiPaolo’s daughter. A total of 257,192 shares are pledged as collateral for borrowings.

(6)	Includes 11,500 shares held by a trust for which Mr. Forrester acts as trustee and 5,000 shares held in an IRA account for the benefit of Mr. Forrester and 3,500 shares held in an IRA account for the benefit of Mr. Forrester’s spouse.

(7)	Includes 10,671 shares held in an IRA account for the benefit of Dr. Genetski.

(8)	Includes 19,500 shares held in an IRA account for the benefit of Mr. Hartley and 2,000 shares held by trusts for which Mr. Hartley acts as trustee.

(9)	Includes 9,810 shares held by a trust for which Mr. O’Hara acts as trustee.

(10)	Includes 126,720 shares held by a trust for which Mr. Rizza acts as trustee and 85,325 shares held in an IRA account for the benefit of Mr. Rizza.

(11)	Includes 95,354 shares held by a trust for which Mr. Rosenquist acts as trustee.

(12)	Includes 12,312 shares held by trusts for which Mr. Silveri acts as trustee; 52,074 shares held directly by Mr. Silveri’s spouse; 3,150 shares held by trusts for which Mr. Silveri’s spouse acts as trustee; and 1,307,056 shares held by Go-Tane Service Stations, Inc., a company controlled by Mr. Silveri and the Go-Tane Pension Plan.

(13)	Includes shares of restricted stock, which will vest on July 1, 2010 as follows: Costa — 2,000 shares; Ceas — 1,000 shares; Bernstein, Caravello, Henthorn and Stoll — 2,500 shares each; and Hackett — 1,500 shares. Includes shares of restricted stock, which will vest on July 1, 2011 as follows: O’Keeffe — 30,000 shares and Ptacin — 30,000 shares. Includes shares of restricted stock, which will vest on December 29, 2011 as follows: Costa — 2,526 shares, Ceas — 842 shares, Bernstein — 2,526 shares, Caravello — 2,526 shares, Hackett — 1,684 shares, Henthorn — 632 shares, Motyka — 1,684 shares, O’Keeffe — 1,684 shares, Ptacin — 2,947 shares, and Stoll — 1,895 shares. Includes 10,000 shares of restricted stock held by Markovits which will vest on October 1, 2012. Includes shares of restricted stock which will vest on January 28, 2013 as follows: Costa — 4,344 shares, Ceas — 2,896 shares, Bernstein — 5,068 shares, Caravello — 5,068 shares, Hackett — 2,896 shares, Henthorn — 2,172 shares, Markovits — 2,896 shares, Motyka — 3,620 shares, O’Keeffe — 5,792 shares, Ptacin — 7,964 shares, Stoll — 3,620 shares, and Thiry — 2,896 shares. Includes 7,500 shares of restricted stock held by Gilfillan which will vest on July 7, 2013. Includes 10,000 shares of restricted stock held by Taylor which will vest on August 19, 2013. Includes 2,000 shares of restricted stock held by Ceas which will vest on February 23, 2012. Includes shares subject to currently exercisable options as follows: Ceas — 24,898 shares; Bernstein — 58,928 shares; Caravello — 4,500 shares; Costa — 65,601 shares; Hackett — 3,000 shares; and Henthorn — 42,764 shares.

(14)	Includes shares held in the Company’s 401(k) Plan as follows: Ceas — 3,540 shares; Bernstein — 1,740 shares; Caravello — 2,678 shares; Costa — 712 shares; Hackett — 2,365 shares; Lilek — 975 shares; Motyka — 1,258 shares; O’Keeffe — 1,372 shares; Stoll — 2,837 shares; Thiry — 3,526 shares; and 115,386 shares held by other employees.

(15)	Includes 17,300 shares held by a trust for which Mr. Bernstein acts as trustee.

(16)	Includes 2,000 shares held by trusts for which Mr. Bell acts as trustee.

(17)	Includes 50,633 shares held by a trust for which Ms. Henthorn acts as trustee.

(18)	Includes 70,613 shares held by a trust for which Mr. Ptacin acts as trustee.

(19)	Includes 25,052 shares held by a trust for which Mr. O’Keeffe acts as trustee and 25,052 shares are pledged as collateral for a borrowing.

(20)	Includes 6,240 shares held by Mr. Taylor’s spouse.

(21)	Includes depositary shares each representing 1/100th of a share of Series A Noncumulative Redeemable Convertible Perpetual Preferred Stock that are convertible at the holder’s option at any time and at the option of the Company (if certain conditions are met) five years after the issuance date into the following number of shares of common stock: Mr. Rosenquist — 12,165 and Mr. Caravello — 3,333.

(22)	Includes an aggregate 199,691 shares subject to currently exercisable options (which are also included in the totals above) and 136,389 shares (which are also included in the totals above), held in the Company’s 401(k) Plan, for which American Stock Transfer Company, acts as trustee. The trustee under the 401(k) Plan has sole voting and investment power with respect to such shares.

Election of Directors

Our by-laws provide that the board of directors shall consist of three to twenty directors with the number fixed from time to time by a resolution of the board of directors. The board of directors has set the number of directors at eleven.

Under our by-laws, all directors are to be elected at each annual meeting of stockholders and will serve a one-year term until their successors are elected and qualified or until their earlier resignation, removal or death.

All persons standing for election as director were unanimously nominated by the board of directors. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

Each director will be elected by a majority of the votes cast with respect to such director. A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. Under Delaware law, if the director is not elected at the annual meeting, the director will continue to serve on the board of directors as a “holdover director.” As required by the Company’s by-laws, each director has submitted an irrevocable letter of resignation as director that becomes effective if he or she is not elected by stockholders and the board accepts the resignation. If a director is not elected, the corporate governance and nominating committee will consider the director’s resignation and recommend to the board whether to accept or reject the resignation. The board will decide whether to accept or reject the resignation and publicly disclose its decision, including the rationale behind the decision if it rejects the resignation, within 90 days after the election results are certified. On December 1, 2008, a stockholder sent a letter to Midwest in which he nominated another stockholder to stand for election at the annual meeting. Under our by-laws, if the number of nominees exceeds the number of directors to be elected, this is deemed a “contested election.” If a contested election occurs, directors will be elected by a plurality of the votes cast.

The nominees proposed for election at this meeting are set forth below.

In the event that any of these individuals is unable to serve or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the board of directors. The board has no reason to believe that any director nominee will be unable or unwilling to serve. Unless authority to vote for the nominees is withheld, it is intended that the shares represented by the enclosed proxy card, if executed and returned, will be voted FOR the election of the nominees proposed by the board of directors.

Your board recommends that you vote “FOR” each of the nominees listed below.

Director Nominees

J. J. Fritz was named president and chief executive officer of the Company and chief executive officer of the Bank in January of 2009 and was named director and executive vice president of the Company and director, president, and chief operating officer of the Bank in July 2006. Mr. Fritz was also named director, chairman, and chief executive officer of Midwest Financial and Investment Services, Inc. in July 2006. Mr. Fritz and other investors founded Royal American Corporation in 1991, where he served as chairman and chief executive officer, after he served as chief executive officer of First Chicago Bank of Mt. Prospect. His lengthy career in the Chicago metropolitan area also includes positions at Northern Trust, First National Bank of Libertyville and Continental Illinois National Bank.

Percy L. Berger, CPA, was elected chairman of the board of the Company and the Bank effective December 31, 2008 and has served as a director of the Company and the Bank since May 2008. Mr. Berger is the founder and managing partner of Dempster Group, a middle-market private equity investment firm. He is chairman of the board and chief executive officer of NEATT Wireless, LLC, a regional wireless telecommunications company. Mr. Berger founded Green Leaf Ridge Company, a private equity investment firm in 1998. Mr. Berger is a former vice chairman and director of Dynix.com. He also served as a director of PrimeCo Wireless Communication, LLC and Chicago’s Lincoln Park Zoo. He is currently a director of NorthShore University Health System. Mr. Berger was managing director, senior vice president and senior client manager at Bank of America, and its predecessor bank, NationsBanc, NA in the midwest. During his career, Mr. Berger served in progressively increasing capacities as a corporate banker in Continental Bank, Wells Fargo Bank, and Chemical Bank (now JPMorgan Chase). Mr. Berger is a member of the Illinois Society of Certified Public Accountants and The American Institute of Certified Public Accountants.

Angelo DiPaolo has served as a director of the Company since 1983. He has also served as a director of the Bank since 1982. He has served as president of DiPaolo Company, a heavy construction company, and DiPaolo Center, a commercial complex in Glenview, Illinois, since 1963.

Barry I. Forrester, CFA, has served as a director of the Company since May 2005 and as a director of the Bank since June 2005. He has been a private investor since 2004. Previously, he had worked over 14 years as an investment banker specializing in providing corporate finance services to financial institutions including public offerings of equity and debt, mergers and acquisitions, and mutual-to-stock conversion transactions. He served clients through positions at William Blair & Company from 2000 through 2004, ABN AMRO Incorporated from 1997 to 2000, and EVEREN Securities, Inc. (including predecessors Kemper Securities and Blunt Ellis & Loewi) from 1989 to 1997. Prior thereto he was a financial analyst with Crowe Chizek and Company, LLP. He was a director of Eagle Savings Bank from January 2006 to June 2007. He holds the Chartered Financial Analyst designation and is a member of the CFA Institute and CFA Society of Chicago.

Robert J. Genetski, PhD, has served as director of the Company since June 2005. He has also served as a director of the Bank since 2004. He has been president of Robert Genetski & Associates, Inc. since 1991. He also serves as a director of DNP Select Income Fund. He has previously taught at the University of Chicago Graduate School of Business, New York University, and Wheaton College.

Gerald F. Hartley, CPA, has served as a director of the Company and chairman of the audit committee since June 2003. Mr. Hartley was named director of the Bank in February 2004. Mr. Hartley has over 40 years experience in financial, accounting, and auditing responsibilities. He served as a director of Republic Bank of Chicago and Republic Bancorp Co. from August 2000 through May 2003. Previously, he spent 35 years in the public accounting profession, primarily with Crowe Chizek and Company, LLP, dealing with community-based banks and bank holding companies. Mr. Hartley served as a member of the AICPA Committee on Bank Accounting and Auditing and as a director of the Illinois CPA Society.

Dennis M. O’Hara, CPA, has served as a director since October 2007 and has over 40 years of experience in public accounting servicing manufacturers, distributors and large service companies. Mr. O’Hara served as a director of Northwest Suburban Bancorp, Inc. from May 2004 to September 2007. He served as a partner at Nykiel Carlin & Co. CPA’s from 1976 until 2006, when Nykiel Carlin & Co. merged with Clifton Gunderson, LLP where he served as a partner until May 2008. Mr. O’Hara holds a bachelor’s degree in accounting from St. Joseph’s College.

Joseph Rizza has served as a director of the Company since April 1997. He was elected a director of the Bank in 2002. Mr. Rizza was also a director of Midwest Bank of Hinsdale from 1994 to 2001. Mr. Rizza is the owner of

Joe Rizza Enterprises which owns several automobile dealerships and financial service companies in the Chicago metropolitan area.

Thomas A. Rosenquist was named a director of the Company and the Bank in July of 2006. Mr. Rosenquist served as a director of Royal American Corporation from April 1997 to June 2006. He formerly served as a director of Gurnee National Bank and American National Bank and Trust Company of Waukegan. Mr. Rosenquist is owner, president, and chief executive officer of Lake County Grading Company, a trucking and excavating company.

E. V. Silveri served as chairman of the board of the Company from 1983 until December 31, 2007. Mr. Silveri was elected a director of the Bank in 1972 and served as chairman of the board of the Bank from 1975 until December 31, 2007. He was also a member of the board of directors of Midwest Bank of Hinsdale, and served as chairman of First Midwest Data Corp from 1991 to 2002. Since 1984, Mr. Silveri has been the president and also a director of Go-Tane Service Stations, Inc., a firm he co-founded in 1966.

Monsignor Kenneth Velo has served as a director of the Company since June 2005. He has served as a director of the Bank since 2004. He has been a priest in the Archdiocese of Chicago since 1973 and named Monsignor in 1996. He has been the head of the Office of Catholic Collaboration of DePaul University serving in the capacity of senior executive since 2001. He has also been president of The Big Shoulders Fund since 2003. Monsignor Velo was president of Catholic Extension, a national organization funding more than 75 dioceses in the United States of America. He is a member of the board of Children’s Memorial Hospital and serves on the board of Trustees of Fenwick College Preparatory School as well as other civic and community efforts.

Corporate Governance

Director Nomination Procedures

The corporate governance and nominating committee will consider candidates for nomination as a director recommended by directors or stockholders. The committee will consider nominees recommended by our stockholders if the procedures set forth below are followed.

In evaluating candidates, the committee considers the attributes of the candidate (including skills, experience, diversity, age, and legal and regulatory requirements) and the needs of the board and will review all candidates in the same manner. Our by-laws require that a director own 3,000 shares of our common stock and that a director must acquire these shares within three years of being elected or appointed to the board. The board has the authority to waive this requirement and has waived it in the past. The by-laws also provide that commencing at the 2008 annual meeting of stockholders, a person who is older than age 75 will not be eligible to serve as a director of the Company unless this provision is waived with respect to a director pursuant to a majority vote of the directors.

Mr. Silveri stepped down as chairman of the board of directors of the Company on January 1, 2008, having served in that capacity since 1983. The board of directors waived the by-law retirement provision to allow Mr. Silveri to stand for election at the 2008 and the 2009 annual meetings.

Under our stock and incentive plan, non-employee directors elected or appointed to the board for the first time (other than those non-employee directors who are elected or appointed to the board in conjunction with an acquisition) will receive an award of 3,000 shares of restricted stock which will vest as follows: 1,000 shares following the director’s election or appointment to the board and 1,000 shares on the two succeeding annual meetings following such election or appointment provided the individual is still serving as a director on such anniversary.

The committee reviews and shapes governance policies and identifies qualified individuals for nomination to the board. Nominees may be suggested by directors, members of management, stockholders, or, if applicable, by a third party engaged to recommend directors.

In identifying and recommending nominees for positions on the board of directors, the committee places primary emphasis on:

•	judgment, character, expertise, skills, and knowledge useful to the oversight of our business;

•	diversity of viewpoints, backgrounds, experiences, and other demographics;

•	business or other relevant experience; and

•	the extent to which the nominee’s expertise, skills, knowledge, and experience interfaces with that of other members of the board of directors and will help build a board that is effective and responsive to our needs.

There are no other specific minimum qualifications that nominees must meet in order for the committee to recommend them to the full board. Each nominee will be evaluated based on his or her individual merits.

Members of the committee will discuss and evaluate potential candidates in detail and suggest individuals to explore in more depth. Once a candidate is identified whom the committee desires to seriously consider and move toward nomination, the candidate will be invited to meet with the entire committee. If the entire committee approves the candidate, the chairman of the committee, or his or her designee, will enter into a discussion with the nominee with the objective of obtaining the nominee’s permission to be submitted for election at the next annual meeting of stockholders or to be appointed to the board. If the candidate accepts the invitation, the candidate is recommended for approval to the entire board of directors.

Stockholder Nominations.  The committee will consider nominees recommended by our stockholders. A stockholder who wishes to recommend a nominee for the committee’s consideration may do so by submitting the name of the nominee in writing to the Chairman of the Corporate Governance and Nominating Committee, Midwest Banc Holdings, Inc., 501 West North Avenue, Melrose Park, IL 60160 prior to January 1st of each year, for consideration at the next annual meeting of stockholders. In submitting nominees, persons should be aware of and apply the guiding principles for director qualifications cited above. Persons submitting nominations may be asked to provide additional background information about a prospective candidate as determined by the committee. The committee is not obligated to nominate any such individual for election.

Attendance at Board of Directors Meetings, Committee Meetings, and Stockholder Meetings

The board of directors conducts its business through meetings of the board and through activities of its committees. The board of directors meets regularly and may schedule special meetings as needed. During fiscal year 2008, our board held fifteen meetings primarily related to general Company matters. Each of our directors attended at least 75% of the total number of the Company’s board meetings held and committee meetings on which such director served during fiscal year 2008.

The board encourages all board members to attend the annual meeting of stockholders. All of the board members attended the 2008 annual meeting of stockholders.

Communications with Directors

If you wish to communicate with the board of directors or any individual board member, you may send correspondence to J. J. Fritz, president and chief executive officer, Midwest Banc Holdings, Inc., 501 West North Avenue, Melrose Park, Illinois 60160. Mr. Fritz will submit your correspondence to the board member, all of the board members or the appropriate board committee, as applicable. Concerns relating to accounting, internal controls, or auditing matters are to be immediately brought to the attention of the chairperson of the audit committee.

Director Independence

The board of directors (after receiving a recommendation from the corporate governance and nominating committee) determined on February 24, 2009 that Messrs. Berger, Forrester, Hartley, O’Hara, Rizza, Rosenquist, Silveri, and Dr. Genetski and Monsignor Velo are “independent directors” as such term is defined in Rule 4200(a)(15) of the Nasdaq listing standards. A copy of our director independence standards is available at www.midwestbanc.com — About Us — Corporate Info — Governance.

When making the independence determinations, both the corporate governance and nominating committee and the board of directors reviewed the information relating to transactions certain directors had in the ordinary course of business with the Company and the Bank (see Transactions with Certain Related Persons found on page 15, for a discussion of these transactions). After considering this information, both the committee and the board concluded that these transactions would not interfere with the exercise of independent judgment of these directors in carrying out their responsibilities as directors of the Company.

Independent directors may meet in executive session, without management, at any time, and are regularly scheduled for such executive sessions four times a year.

Related Party Transactions

The board of directors has adopted a policy concerning the approval of related party transactions — transactions between the Company and its subsidiaries and our related parties, our directors, officers or principal stockholders, and their respective family members and businesses they control. Except as noted below, any related party transaction may be consummated or may continue only if:

•	the corporate governance and nominating committee shall approve or ratify such transaction in accordance with the guidelines set forth in the policy; or

•	the transaction is approved or ratified by a majority of the disinterested, independent members of our board (the “independent directors”); or

•	the transaction involves compensation approved by our compensation committee or the board of directors.

All related party transactions where the amount involved is less than $100,000 may be approved by our chief executive officer and if so approved shall be presented for ratification to the committee or a majority of the independent directors.

All loans to a related party shall be approved by the board of directors of the Bank as required by Regulation O of the Board of Governors of the Federal Reserve System and by a majority of the independent directors. Any loan to a related party: (i) must be made in the ordinary course of business; (ii) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to us; and (iii) must not involve more than the normal risk of collectibility or present other unfavorable features.

All related party transactions approved by our chief executive officer must be submitted for ratification by the committee or a majority of the independent directors. All other related party transactions (except loans approved as discussed above) shall be submitted for approval to the committee or a majority of the independent directors. After such approval, management must update the committee and the full board of directors as to any material change to those proposed transactions.

All related party transactions are to be disclosed in our applicable filings as required by the Securities Act of 1933 and the Securities Exchange Act of 1934, the Exchange Act, and related rules. Furthermore, all related party transactions shall be disclosed to the audit committee and to the full board of directors.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics which applies to all directors, officers, and employees of the Company, including the chief executive officer and the chief financial officer. There were no waivers during 2008. A copy of the Code is available at www.midwestbanc.com — About Us — Corporate Info — Governance. We will post any changes to the Code, as well as waivers of the Code for directors or executive officers, at the same location on our website.

Section 16(a) Beneficial Ownership Compliance

Section 16 of the Exchange Act requires the Company’s directors and certain officers, and certain other owners of our common stock, to periodically file notices of changes in beneficial ownership of such common stock with the Securities and Exchange Commission, the SEC. To the best of the Company’s knowledge, during 2008 all required filings were timely submitted, except the Form 4 filed by Mr. Taylor on August 27, 2008 and the Form 4 filed by Mr. Giancola on December 19, 2008.

Committees of the Board

Audit Committee

The audit committee is composed entirely of outside directors who are not officers of Midwest. The members of the committee are “independent directors” as such term is defined in Rule 4200(a)(15) of the Nasdaq listing standards as currently in effect and the financial literacy requirements under applicable SEC and Nasdaq rules. The committee currently consists of Messrs. Hartley (chairman), Forrester, Genetski and O’Hara. The board of directors has determined that Mr. Hartley is the audit committee’s financial expert. A copy of the committee charter is available at our website www.midwestbanc.com — About Us — Corporate Info — Governance.

Generally, the committee has the responsibility for oversight of financial controls, as well as the Company’s accounting, regulatory and audit activities, and annually reviews the qualifications of Midwest’s independent registered public accounting firm. The independent registered public accounting firm is responsible for auditing and expressing an opinion on the Company’s financial statements. During 2008, the committee met eleven times.

Corporate Governance and Nominating Committee

The corporate governance and nominating committee currently consists of Messrs. Rosenquist (chairman), Berger, Hartley and Silveri, and Monsignor Velo. Committee members are “independent directors” as such term is defined in Rule 4200(a)(15) of the Nasdaq listing standards as currently in effect. A copy of the committee charter is available at our website www.midwestbanc.com — About Us — Corporate Info — Governance. During 2008, the committee met six times.

The committee has the following responsibilities:

•	recommend a board structure, a committee structure and board and committee practices (including the size of the board, the number, function, and size of committees and the number of board and committee meetings);

•	recommend committee assignments, including committee chairmanships, to the full board for approval;

•	revise annually the corporate governance guidelines and committee charters and recommend to the board any needed changes;

•	review with the board on an annual basis the appropriate skills and characteristics required on the board in the context of the strategic direction of the Company; establish board member selection criteria and screen and recruit new board members;

•	recommend to the board the existing board members to be re-nominated, after considering the appropriate skills and characteristics required on the board, the current makeup of the board, the results of the individual evaluations of the directors and the wishes of existing board members to be re-nominated;

•	review director candidates recommended by stockholders;

•	review and approve related party transactions;

•	recommend director nominees for approval by the board and the stockholders;

•	develop and recommend standards for determining director independence (i.e. whether a material relationship exists between the Company and a director) and consider questions of possible conflicts of interest of directors;

•	review annually the Company’s Code of Business Conduct and Ethics and recommend to the board any needed changes; manage the process whereby the full board annually assesses its performance, and then report the results of the evaluation to the board along with any recommendations to the full board as to a director’s continuation as a board member;

•	jointly with the compensation committee recommend to the board the compensation to be paid to directors;

•	if a director does not receive a majority of the votes cast with respect to such director’s election, consider the director’s resignation and recommend to the board of directors whether to accept or reject this resignation; and

•	oversee the orientation of new directors and assess the need for continuing education in governance developments.

Strategic Planning Committee

The strategic planning committee consists of Messrs. Forrester (chairman), Berger, Fritz, Hartley and Silveri. The members of the committee are the Company’s chairman of the board and its chief executive officer, the Bank’s president, and independent directors as determined by the board and constituting a majority of the committee, considering the recommendation of the corporate governance and nominating committee. A copy of the committee charter is available at our website www.midwestbanc.com — About Us — Corporate Info — Governance.

The committee assists the Company’s management and board in (1) identifying, evaluating and executing potential mergers, acquisitions and other similar strategic transactions and (2) reviewing the capital needs and strategies of the Company in conjunction with the asset liability committee. The committee provides direction to and coordinates with management as to the initiation, status and disposition of transaction opportunities. The committee has authority to provide the Company’s management direction to enter into customary preliminary transaction agreements such as confidentiality agreements; engage legal, financial and other advisers in connection with particular transactions; and make transaction proposals on a preliminary, non-binding basis. The committee reviews potential transactions for consistency with the Company’s strategic plans and effects on long-term stockholder value and, as the committee deems appropriate, recommends potential transactions for review and approval by the full board, which retains the exclusive authority to approve binding, definitive transaction agreements. The committee will annually review and assess the success and challenges of past transactions. The committee met six times in 2008.

Asset Liability Committee

The asset liability committee consists of Messrs. Forrester (chairman), DiPaolo, Fritz, Genetski, O’Hara and Silveri. The members of the committee are the Company’s president and chief executive officer, the Bank’s president, and at least three independent directors as determined by the board. The committee chairman must be an independent director. Each committee member is subject to annual reconfirmation and may be removed by the board at any time. A copy of the committee charter is available at our website www.midwestbanc.com — About Us — Corporate Info — Governance.

The committee assists in board oversight of the Company’s investment and asset/liability strategy. The committee is the main liaison between the board and management with respect to the overall investment portfolio and asset/liability strategies. The committee works with management in the formulation of the investment portfolio and asset/liability policies and recommends these policies to the full board, which retains final authority to adopt them. Committee oversight also involves reviewing the Company’s investment portfolio performance and consistency with its strategy and policies; reviewing and assessing the risk and returns associated with the Company’s investment portfolio in the context of the overall assets, liabilities and capital of the Company; and reviewing the capital needs and strategies of the Company in conjunction with the strategic planning committee. The committee is also responsible for overseeing the use of bank owned life insurance by the Company. The committee met ten times in 2008.

Compensation Committee

The compensation committee consists of Monsignor Velo (chairman), and Messrs. Berger, Forrester, Rizza, Rosenquist and Silveri. The members of the committee are “independent directors” as such term is defined in Rule 4200(a)(15) of the Nasdaq listing standards as currently in effect. A copy of the committee charter is available at our website www.midwestbanc.com — About Us — Corporate Info — Governance. The committee met seven times during 2008.

The fundamental responsibilities of the committee are to:

•	adopt, review and refine an executive compensation philosophy and guiding principles that reflect Midwest’s mission, values and long-term strategic objectives;

•	review and approve on an annual basis corporate goals and objectives relevant to compensation of our chief executive officer, evaluate his performances in light of those goals and objectives and, recommend to the board his compensation level based on this evaluation;

•	review and make recommendations to the board concerning compensation of other executive officers on an annual basis;

•	review and make recommendations to the board with respect to policies relating to compensation;

•	review and make recommendations to the board regarding our stock and incentive plan;

•	approve compensation awards for executive officers (with or without ratification or approval of the board) if required to do so in order to comply with applicable tax and state corporate laws;

•	prepare and approve the committee report required by the SEC to be included in our annual meeting proxy statement;

•	oversee the management incentive plan; approve and recommend to the board the cash awards made under the plan; advise the board of any stock awards to be made under the plan; approve and recommend to the board the incentive award restrictions under the plan;

•	oversee our executive benefit programs, as key risk areas, so that they are managed and administered in a manner consistent with the Company’s objectives, and the requirements of the appropriate regulatory bodies;

•	approve and make recommendations to the board for the merit pool amounts to be allocated to Midwest staff;

•	annually review and make recommendations to the board about director compensation;

•	review and reassess the adequacy of the committee charter annually and recommend to the board any changes deemed appropriate by the committee;

•	review its own performance annually;

•	report regularly to the board; and

•	perform any other activities consistent with the charter, the Company’s by-laws and governing law, as the committee or the board deems necessary or appropriate.

On December 5, 2008, Midwest issued $84.78 million of preferred stock to the U.S. Treasury under the U.S. Treasury Capital Purchase Program, or the CPP. In order to participate in the CPP, Midwest has to comply with certain executive compensation rules contained in the Emergency Economic Stabilization Act, EESA. The Treasury has adopted regulations to implement the executive compensation rules contained in EESA. As required by the Treasury regulations, the compensation committee met with Midwest’s senior risk officers in February of 2009 to identify any features of the Midwest’s incentive compensation plans that would encourage senior executive officers to take unnecessary and excessive risks that threaten the value of Midwest. For a discussion of this meeting, see page 31.

The American Recovery and Reinvestment Act of 2009, ARRA, was signed by President Obama on February 17, 2009. This legislation includes provisions that further regulate the executive compensation of financial institutions participating in the CPP. The compensation committee is reviewing the compensation provisions of the ARRA and will insure that Midwest complies with the applicable provisions and the Treasury regulations to be adopted thereunder.

Management plays a significant role in the compensation-setting process. The most significant aspects of management’s role are: evaluating employee performance; suggesting business performance targets and objectives; and recommending salary levels, cash incentives and restricted stock awards. Ms. Ceas, our senior vice president-

human resources, and Mr. Giancola (during 2008) and Mr. Fritz in 2009 work with Monsignor Velo in establishing the agenda for committee meetings. Management also prepares meeting information for each committee meeting.

Mr. Fritz (and Mr. Giancola during 2008) and Ms. Ceas participate in committee meetings at the committee’s request to provide: background information regarding our strategic objectives; Mr. Fritz’s evaluation (and Mr. Giancola’s during 2008) of the performance of the senior executive officers; and compensation recommendations as to senior executive officers (other than himself). Mr. Fritz (and Mr. Giancola during 2008) does not participate in those portions of the committee meetings where his compensation is reviewed and approved.

The committee charter grants the committee the sole and direct authority to hire and fire its advisors and compensation consultants and approve their compensation. These advisors report directly to the committee. We pay the committee’s advisors and consultants. The committee has, for several years, used the services of a compensation consultant to identify specific study groups of companies and to provide research regarding compensation programs and compensation levels among the companies in the study groups.

The committee engaged The Delves Group to serve as its consultant for fiscal 2008. The Delves Group has provided consulting services to the committee since 2005. The committee has determined that The Delves Group is independent because it has never done any work for Midwest other than advise the committee and has no prior relationship with management. The Delves Group reports directly to the committee but is authorized to communicate with Ms. Ceas to obtain information. The Delves Group will not do any work for Midwest except as authorized by the committee.

Enterprise Risk Management Committee

The enterprise risk management committee consists of Messrs. Genetski (chairman), Berger, Forrester, Rizza and Rosenquist. A copy of the committee charter is available at our website www.midwestbanc.com — About Us — Corporate Info — Governance. The committee was organized in 2008 and met three times during 2008.

The committee has the responsibility for reviewing and discussing with management Midwest’s enterprise risk structure and the process established to identify, measure, monitor and manage risks including global, governmental and business risks. The committee reviews with management the guidelines and responsibilities for assessing and managing such risks, benchmarks for major financial risk exposures, management’s performance measured against policies and benchmarks, and Midwest’s capital allocation.

Transactions with Certain Related Persons

Some of our executive officers and directors are, and have been during the preceding year, clients of the Bank and some of our executive officers and directors are direct or indirect owners of 10% or more of the equity of entities which are, or have been in the past, clients of the Bank. As such clients, they have had transactions in the ordinary course of business of the Bank, including borrowings, all of which transactions are or were on substantially the same terms (including interest rates and collateral on loans) as those prevailing at the time for comparable transactions with nonaffiliated persons. At December 31, 2008, the Company’s directors, executive officers, and their business interests had loans outstanding, whose individual aggregate indebtedness to the Bank exceeded $120,000, totaling approximately $47.3 million in the aggregate, which represented 15.5% of total stockholders’ equity as of that date. All such loans were approved in conformity with the guidelines established by bank regulatory agencies. In addition, such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to us, and, in the opinion of management, did not involve more than the normal risk of collectibility or present other unfavorable features.

During 2008, the Company paid $7,500 for subscription to an economic service provided by Dr. Robert J. Genetski.

The Company made payments totaling $1.4 million in 2008 to DiPaolo Company, a company controlled by Angelo DiPaolo, a director of the Company, for construction services described below. The Company also made payments totaling $127,000 for the purchases of bank owned vehicles and services on bank owned vehicles performed by Joe Rizza Ford, a company controlled by Joseph Rizza, a director of the Company (which represented less than 1% of the consolidated gross revenues of these entities).

On December 29, 2005, the Bank entered into a lease for a branch office in Franklin Park, Illinois with Crossings Commercial, LLC, an entity controlled by Angelo DiPaolo. The lease is for fifteen years and provides for annual rental payments of approximately $43,500 on average. However, if another tenant enters into a lease at this facility for a square foot rental less than what the Bank is paying, the annual rental for the Bank will be reduced to this amount.

In the first quarter of 2008, the board of directors (including all of the independent directors) approved an agreement with the DiPaolo Company pursuant to which the DiPaolo Company made repairs at one of the Bank’s branches. The total contract award is $1.5 million. The Company received three other bids for this project. Management, after reviewing all of the bids, concluded that the DiPaolo Company made the best bid for the work.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

The compensation committee consists of Monsignor Velo (chairman) and Messrs. Forrester, Livingston, Rizza and Rosenquist. The members of the committee are “independent directors” as such term is defined in Rule 4200(a)(15) of the Nasdaq listing standards as currently in effect. A copy of the committee charter is available at www.midwestbanc.com — About Us — Corporate Info —  Governance.

The compensation committee has reviewed the Compensation Discussion and Analysis contained in this proxy statement with the management of Midwest, and based on the review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in our annual report on form 10-K and its proxy statement.

The compensation committee certifies that it has reviewed with Midwest’s senior risk officers the incentive compensation arrangements for its senior executive officers, as defined in Section 111(b)(3) of the Emergency Economic Stabilization Act of 2008 and the regulations and guidance issued thereunder, and has made reasonable efforts to ensure that such arrangements do not encourage the senior executive officers to take unnecessary and excessive risks that threaten the value of Midwest.

This report is submitted by the compensation committee.

Kenneth J. Velo (chairman)
Percy L. Berger
Barry I. Forrester
Joseph R. Rizza
Thomas Rosenquist

Compensation Committee Interlocks and Insider Participation

J. J. Fritz, president and chief executive officer of the Company and the Bank, serves on the board of directors of the Company and the Bank. Each of the directors of the Company is also a director of the Bank.

Determinations regarding compensation of the employees of Midwest and the Bank are made by the compensation committee of the board of directors, who are all independent directors. Additionally, there were no compensation committee interlocks during 2008, which generally means that no executive officer of Midwest served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of our compensation committee.

Directors’ Compensation

The following table summarizes the compensation earned by or paid to non-employee directors in 2008, and the amount recorded as expense in the Company’s 2008 financial statements with respect to restricted stock awards.

					Change in
					Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid			Incentive Plan	Compensation	All Other
Name	in Cash	Stock Awards	Option Awards	Compensation	Earnings	Compensation	Total
(a)(1)	($)(b)(2)	($)(c)(3)(4)	($)(d)	($)(e)	(f)(5)	($)(g)	($)(h)

Percy Berger	$44,000	$15,643	$—	$—	$—	$—	$59,643
Angelo DiPaolo	57,000	—	—	—	—	—	57,000
Barry I. Forrester	82,125	8,317	—	—	—	—	90,442
Robert Genetski	75,250	9,875	—	—	—	—	85,125
Gerald F. Hartley	87,000	8,317	—	—	—	—	95,317
Homer J. Livingston, Jr.	76,000	115,917	—	—	—	—	191,917
Dennis M. O’Hara	70,250	—	—	—	—	—	70,250
Thomas A. Rosenquist	68,000	22,510	—	—	—	—	90,510
Joseph R. Rizza	58,500	—	—	—	—	—	58,500
E. V. Silveri	66,500	—	—	—	—	—	66,500
Kenneth J. Velo	64,250	9,875	—	—	—	—	74,125
Leon Wolin	28,250	—	—	—	—	—	28,250

(1)	Executive officers who serve as directors (Messrs. Giancola and Fritz during 2008) do not receive any director’s fees. Mr. Wolin retired as a director on May 7, 2008. Mr. Livingston resigned as a director effective December 31, 2008.

(2)	Board and committee meeting fees or paid in 2008 totaled $777,125, which includes fees paid for service on the boards and committees of the Company and the Bank. Each director serves as a director of the Bank. Each director receives a $15,000 retainer from each of the Company and the Bank and $1,000 for each board meeting attended. Committee members receive the following fees:

•	$750 per meeting attended for the audit committee (eleven meetings in 2008); and

•	$500 per meeting attended for the compensation (seven meetings in 2008), corporate governance and nominating (six meetings in 2008), strategic planning (six meetings in 2008), asset liability (ten meetings in 2008), enterprise risk management (three meetings in 2008) and trust (four meetings in 2008) committees.

Committee chairmen receive the following fees for serving as chairmen:

•	audit committee (Hartley) — $18,000; and compensation (Velo); corporate governance and nominating (Livingston in 2008; Rosenquist in 2009); strategic planning (Forrester); asset liability (Forrester); trust (Rosenquist); and enterprise risk management (Genetski) — $2,500 each.

•	On December 11, 2007, the board of directors elected Mr. Livingston, chairman of the board of directors of Midwest and the Bank, effective January 1, 2008. The compensation committee of the board of directors of Midwest granted 15,000 restricted shares of Midwest common stock effective January 1, 2008 to Mr. Livingston as permitted under Midwest’s Stock and Incentive Plan. A total of 5,000 shares vested on January 1, 2008. The remaining shares were forfeited because Mr. Livingston resigned as a director effective December 31, 2008. The compensation committee of the board of directors granted Mr. Berger 30,000 restricted shares on January 1, 2009, when he became chairman of the board. These shares will vest on January 1, 2010 provided he is still serving as chairman of the board of directors of Midwest on that date and will vest earlier upon a change-in-control. In addition, the board of directors determined that for 2009, Mr. Berger would receive a quarterly retainer of $24,000 for each quarter and no other director’s fees.

(3)	The amounts in column (c) reflect the dollar amount of restricted stock awards recognized for financial statement reporting purposes for the year ended December 31, 2008, in accordance with FAS 123(R) and thus may include amounts from awards granted in and prior to 2008. Assumptions used in the calculation of these amounts are included in Note 20 — Stock Compensation and Restricted Stock Awards to our audited financial statements for the fiscal year ended December 31, 2008, included in our annual report on form 10-K filed with the SEC on March 11, 2009.

(4)	Under our stock and incentive plan, each person elected or appointed to serve as a non-employee director (except for a non-employee director who is elected or appointed in connection with an acquisition by Midwest) receives a restricted stock award of 3,000 shares of our common stock. Messrs. Hartley, Livingston, Forrester, Genetski, Velo and Rosenquist each received a restricted stock award for 3,000 shares of common stock; these shares have vested. Mr. Berger received a restricted stock award for 3,000 shares of common stock upon his election as a director. 1,000 shares have vested and 1,000 shares will vest following the 2009 and 2010 annual meetings, provided he is still serving as a director following each such meeting. During the period of restriction, the directors have voting rights and receive dividends with respect to the shares which are restricted.

(5)	We offer our directors a deferred compensation plan. The plan permits directors to elect, prior to the year in which the director’s fees will be paid, to defer a specified portion of the director’s fees into a common stock account or a money market account. Deferred fees will be credited to the director’s common stock account as of the last day of each calendar quarter based upon the closing price of our common stock on the last trading day for such quarter. Eligible directors who do not elect to participate in the plan will continue to receive cash compensation for attendance at board or committee meetings for the Company and the Bank. Directors are not eligible to receive deferred shares or cash until they cease serving as a director. Amounts deferred are not taxable until the director receives the cash or stock.

Executive Compensation

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis addresses the following topics: the members and role of our compensation committee; our compensation-setting process; our compensation philosophy and policies regarding executive compensation; our compensation-setting process; the components of our executive compensation program; and our compensation decisions for 2008 and for the first quarter of 2009.

Executive Summary

2008 was the most challenging year that Midwest has ever faced. Due to the economic crisis in the U.S. and other factors, Midwest experienced a substantial loss and its stock price declined precipitously. Midwest’s financial performance for 2008 is reflected in the total compensation paid to executives. For example:

•	On January 29, 2009, J. J. Fritz, formerly the chief operating officer of Midwest, was appointed president and chief executive officer of Midwest, replacing James J. Giancola. Mr. Fritz assumed these positions without any salary or benefit increase.

•	The chief executive officer and all executive vice presidents as a group (15 people), the executive officer group, did not receive bonuses (whether in the form of cash, restricted stock or options) based upon our 2008 performance.

•	The maximum total incentive compensation approved for all participants in Midwest’s 2008 management incentive plan has decreased by 47% from 2007 payouts and was only 43% of the 2008 targeted amount.

•	Unvested restricted stock held by employees, including members of the executive officer group, has declined in value along with the decline in Midwest’s stock price.

•	The 2009 management incentive plan will not provide for any bonuses to the executive officer group members unless earnings exceed targeted earnings per share.

•	Even if targeted earnings per share are exceeded, the maximum bonus pool will only be 75% of the 2007 targeted bonus pool.

•	If targeted earnings per share are not met, executive officer group members will not participate in the bonus pool and the payout will not exceed 20% of the 2007 target bonus pool and 20% of the 2008 target bonus pool.

•	We increased base salaries for the executive officer group, on average, by 3% for 2009 (except for Mr. Giancola and Mr. Fritz whose base salaries were not increased), reflecting both merit and market-based cost-of-living adjustments.

•	In order to more closely align the interest of employees with those of our stockholders, the committee approved a one-time grant of stock options to employees which will vest in 3 years. Members of the executive officer group did not receive stock option awards.

In addition to the above, on December 5, 2008, Midwest issued $84.78 million of preferred stock and warrants to the U.S. Department of the Treasury, under the Capital Purchase Program, or the CPP, enacted under the Troubled Asset Relief Program.

•	As required by the terms of the CPP, our executive officers subject to these rules entered into agreements with Midwest that amended our executive compensation arrangements. These amendments are described on page 22.

•	The compensation committee met with Midwest’s senior risk officers in February 2009 to review Midwest’s incentive compensation arrangements and risks. The risk assessment is described in more detail on page 31.

Committee Members and Independence

The compensation committee consists of Monsignor Velo (Chairman), Messrs. Berger, Forrester, Rizza and Rosenquist. The members of the committee are “independent directors” as such term is defined in Rule 4200(a)(15) of the Nasdaq listing standards currently in effect. A copy of the committee charter is available at our website www.midwestbanc.com — About Us — Corporate Info — Governance.

Committee Meetings

The committee meets as often as necessary to perform its duties and responsibilities. It held seven meetings during 2008 and has held two meetings so far during 2009. Monsignor Velo works with our chief executive officer and our senior vice president — human resources to establish the meeting agenda. The committee typically meets with these officers, outside counsel and, where appropriate, outside advisors. The committee also meets in executive session without management.

Many of our compensation decisions relating to 2008 performance were made in the first quarter of 2009. However, our compensation planning process neither begins nor ends with any particular committee meeting. Compensation decisions are designed to promote our fundamental business objectives and strategy. Business and succession planning, evaluation of management performance, and consideration of the business environment are year-round processes.

The committee receives and reviews materials in advance of each meeting. These materials include information that management believes will be helpful to the committee as well as materials that the committee has specifically requested. Depending on the agenda for the particular meeting, these materials may include:

•	calculations and reports on levels of achievement of individual and corporate performance objectives;

•	reports on our strategic objectives and budgets for future periods;

•	information on the executive officers’ stock ownership, option holdings and restricted stock holdings, vested and unvested;

•	information regarding equity compensation plan dilution;

•	estimated values of restricted stock awards;

•	tally sheets setting forth the total compensation of the named executive officers, including base salary, cash incentives, equity awards, perquisites and other compensation and any amounts payable to the executives upon voluntary or involuntary termination, early or normal retirement, under the supplemental executive retirement plan or following a change-in-control of Midwest;

•	information regarding compensation programs and compensation levels at study groups of companies identified by our compensation consultant and reviewed and approved by the committee; and

•	reports on our performance relative to peer companies.

Philosophy and Policies

We believe that the skills, abilities and commitment of our senior executives are essential to our long-term success and competitiveness. The primary goal of our compensation program is to attract, retain and motivate talented individuals who can assist us in delivering high performance to our stockholders and customers. This philosophy is intended to align the interests of management with those of our stockholders.

A variety of compensation elements is used to attract, retain and motivate talented individuals who can assist us in delivering high performance to our stockholders and customers. These include:

•	base salary,

•	annual incentives,

•	performance-accelerated restricted stock awards,

•	employment and change-in-control agreements,

•	retirement plans and supplemental executive retirement plans, and

•	welfare benefits.

The allocation of each component varies by executive and is set to balance appropriately for each executive at-risk pay and fixed compensation. We have developed a compensation philosophy of providing market competitive salaries and incentive awards that, when combined with base salaries, rewards performance that exceeds objectives with above-market total compensation, performance below objectives with below-market total compensation, and performance that meets objectives with at-market total compensation. We accomplish this through annual and long-term incentive awards and provide that the awards vary significantly with performance.

At the core of our compensation philosophy is our guiding belief that pay should be directly linked to performance. This philosophy has guided many compensation related decisions:

•	A substantial portion of executive officer compensation (33% at target to 44% at maximum in 2008) was contingent on, and variable with, achievement of objective corporate and/or individual performance objectives. No executive officer group member received incentive compensation awards for 2008.

•	We provide performance-accelerated equity awards to improve the relationship between long-term compensation and performance and to align more closely management and stockholders interests.

•	We offer employment agreements and transitional employment agreements to our senior officers which are designed to:

-	mitigate the concerns of change-in-control transactions on key officers allowing them to focus on the business,

-	discourage the adoption of policies that may serve to entrench management over the long-term interests of the stockholders, and

-	protect our business with non-competition or non-solicitation provisions.

•	We offer a supplemental executive retirement plan for the purpose of providing retirement benefits to certain of our senior officers in order to promote a balance between the executive’s retirement compensation and short-term cash compensation encouraging executive retention and long-term careers with our company.

We also believe that total compensation and accountability should generally increase with position and responsibility. Consistent with this philosophy:

•	Total compensation is higher for individuals with greater responsibility and greater ability to influence our achievement of targeted results and strategic initiatives.

•	As position and responsibility increases, a greater portion of the executive officer’s total compensation is performance-based pay contingent on the achievement of performance objectives.

•	Equity-based compensation is higher for persons with higher levels of responsibility, making a significant portion of their total compensation dependent on long-term stock appreciation.

Program Design

We have developed a compensation program which is comprised of components typically offered to executives by financial institutions similar to us. The committee recognizes that attracting and retaining key executives is critical to our long term success. The committee has set certain guidelines regarding the compensation of our executive officers. Each executive officer is reviewed annually and that officer’s compensation is based on the committee’s assessment of that individual’s contribution to the Company.

Compensation Decisions Should Promote the Interests of Stockholders

We believe that compensation should focus management on achieving strong short-term (annual) performance in a manner that supports and ensures our long-term success and profitability. The cash incentive portion of our incentive program is designed to encourage executives to meet annual performance targets while the restricted stock award portion of the incentive program encourages the achievement of objectives on a one year performance cycle, with vesting in three years if the objectives are not met. We believe that restricted stock awards create long-term incentives that align the interest of management with the long-term interests of stockholders.

Compensation Disclosures Should be Clear and Complete

We have decided that all aspects of executive compensation should be clearly and comprehensibly disclosed in plain English. We believe that compensation disclosures should provide all of the information necessary to permit stockholders to understand our compensation philosophy, our compensation-setting process and how much our executives are paid.

Management’s Role in the Compensation-Setting Process

Management plays a significant role in the compensation-setting process. The most significant aspects of management’s role are suggesting business performance targets and objectives; formulating individual performance objectives; evaluating employee performance; and recommending salary levels, cash incentives and restricted stock awards. The senior vice president — human resources and chief executive officer work with Monsignor Velo in establishing the agenda for committee meetings. Management also prepares meeting information for each committee meeting.

The chief executive officer and the senior vice president — human resources participate in committee meetings at the committee’s request to provide background information regarding our strategic objectives; the chief executive officer’s evaluation of the performance of the senior officers; and compensation recommendations as to the senior officers (other than himself). The chief executive officer does not participate in those portions of the committee meetings where his compensation is reviewed and approved.

Committee Advisors

The committee charter grants the committee the sole and direct authority to hire and terminate its advisors and compensation consultants and approve their compensation. These advisors report directly to the committee. Midwest pays the committee’s advisors and consultants. The committee uses the services of a compensation consultant to identify specific study groups of companies and to provide research regarding compensation programs, compensation levels and performance among the companies in the study groups (see discussion below at Benchmarking).

The committee engaged The Delves Group to serve as a consultant for 2008 and 2009. The Delves Group has provided consulting services to the committee since 2005. The committee has determined that The Delves Group is independent because it has not performed any other work for Midwest other than providing advice to the committee and has no prior relationship with management. The Delves Group reports directly to the committee but is authorized to communicate with the senior vice president — human resources to obtain information. The Delves Group will not do any work for Midwest except as authorized by the committee.

During 2008, The Delves Group was engaged to evaluate the effectiveness and structure of our executive compensation programs and practices. This included a market review of competitive compensation levels as well as a review of our annual incentive plan. The committee directed the consultant to design study groups of companies and to provide a research report regarding compensation levels and compensation programs at those companies. The consultant in its report indicated that our base salaries and cash incentive targets were below market. In response thereto, the committee recommended and the board approved adjustments to the base salary levels for our key employees during 2008 and adjusted the payout percentages for cash incentives for the 2009 management incentive plan.

Participation in Capital Purchase Program

On December 5, 2008, Midwest completed the sale to the Treasury of $84.78 million of newly issued non-voting cumulative perpetual preferred shares as part of the Treasury’s Capital Purchase Program, CPP. To finalize Midwest’s participation in the CPP, Midwest and the Treasury entered into a Letter Agreement, including the Securities Purchase Agreement — Standard Terms. Pursuant to the Securities Purchase Agreement, Midwest sold to the Treasury the preferred shares and a warrant to purchase 4,282,020 common shares of the Company, at an exercise price of $2.97 per share (subject to certain anti-dilution and other adjustments).

In the Securities Purchase Agreement, Midwest agreed that, until such time as the Treasury ceases to own any preferred shares or the warrant, Midwest will (i) take all necessary action to ensure that its benefit plans with respect to its senior executive officers (as defined in the Securities Purchase Agreement) comply with Section 111(b) of Emergency Economic Stabilization Act of 2008, or EESA, as implemented by the Treasury regulations issued under Section 111(b) of EESA and in effect as of December 5, 2008 (the date of the sale of the preferred shares and the warrant to the Treasury), or the CPP executive compensation rules, and (ii) not adopt any benefit plans with respect to, or which cover, the Company’s senior executive officers that do not comply with EESA.

On December 5, 2008, the Midwest senior executive officers subject to the CPP executive compensation rules were: James Giancola, J.J. Fritz, JoAnn Lilek, Brogan Ptacin and Kelly O’Keeffe. Prior to December 5, 2008, as required by the Securities Purchase Agreement, the senior executive officers amended their compensation arrangements with Midwest to ensure that these arrangements complied with the CPP executive compensation rules. In these amendments, each officer:

•	agreed that he or she would not be able to receive a golden parachute payment (any payment to a senior executive officer upon his involuntary termination of employment or in connection with any bankruptcy filing, insolvency or receivership of Midwest that equals or exceeds three times his or her average annual salary for the five-year period preceding the officer’s severance from employment) during the period that the U.S. Treasury holds any debt or equity position in Midwest acquired pursuant to the CPP;

•	agreed that all bonus and incentive compensation paid while the U.S. Treasury owns any debt or equity acquired pursuant to the CPP is subject to recovery by Midwest if such payments are based on materially inaccurate financial statements or any other materially inaccurate performance metric; and

•	acknowledged that Midwest’s compensation committee would be reviewing the bonus and incentive compensation arrangements annually to ensure that such arrangements did not encourage the officer to take unnecessary and excessive risks that threaten the value of Midwest.

Midwest also agreed that it would limit the annual federal tax deduction for compensation paid to each senior executive officer to $500,000.

As of March 26, 2009, Midwest’s senior executive officers subject to the CPP executive compensation rules are: J.J. Fritz, JoAnn Lilek, Brogan Ptacin, Kelly O’Keeffe and Sheldon Bernstein.

The American Recovery and Reinvestment Act of 2009, or ARRA, which was passed by Congress and signed by the President on February 17, 2009, retroactively amends the Section 111(b) of EESA and directs the Treasury to adopt rules amending its CPP executive compensation rules. The ARRA executive compensation standards remain in effect during the period in which any obligation arising from financial assistance provided under the CPP remains outstanding excluding any period during which the Treasury holds only the Midwest warrant. The ARRA executive compensation standards apply to Midwest’s senior executive officers (as defined in the ARRA), and (in some situations) other employees.

At this time, we cannot ascertain with certainty all of the specific effects of this new legislation or pending implementing regulations. However, as of the date of this proxy statement, Midwest expects the effects of the new regulations to include, but not necessarily be limited to:

•	excluding from compensation programs incentives for senior executive officers to take unnecessary and excessive risks that threaten the value of Midwest;

•	prohibiting severance payments to the senior executive officers and the five next highest compensated employees in the event of employment termination;

•	implementing “clawback” provisions providing for the recovery by Midwest of incentive compensation based on materially inaccurate financial or other performance criteria for the senior executive officers and the next twenty highest paid employees;

•	limiting Midwest’s annual federal tax deduction for each senior executive officer under Section 162(m) of the Internal Revenue Code to $500,000, including performance-based compensation;

•	prohibiting Midwest from paying to a senior executive officer a bonus, retention award, or incentive compensation other than in the form of restricted stock with a value no greater than one-third of each senior executive officer’s total annual compensation and that does not fully vest so long as the preferred stock Midwest issued and sold to Treasury remains outstanding, subject to certain exceptions for bonus payments under arrangements existing on February 11, 2009;

•	requiring Midwest’s board of directors to establish a policy regarding excessive or luxury expenditures;

•	requiring Midwest to permit a non-binding stockholder vote on executive compensation (as disclosed in this proxy statement — see Advisory Vote on Compensation of Named Executive Officers on page 51); and

•	requiring annual reviews and certifications from the chief executive officer and the chief financial officer as to compliance with applicable restrictions.

The Securities Purchase Agreement requires that the Company comply with the CPP executive compensation rules as those standards were in effect on December 5, 2008. The Treasury may unilaterally amend the Securities Purchase Agreement to comply with changes in applicable federal statutes. As of the date of this proxy statement, the Treasury has not exercised its authority to unilaterally amend the Securities Purchase Agreement to impose the ARRA executive compensation standards on Midwest. In addition, the ARRA executive compensation standards require that the Treasury and the SEC issue a number of regulations describing how the standards are to be implemented. As of the date of this proxy statement, neither the Treasury nor the SEC had yet issued any such regulations. Until the Treasury amends the Securities Purchase Agreement to require that Midwest comply with the ARRA executive compensation standards, the Treasury issues regulations describing how Midwest is to comply with those standards, or Midwest determines that it must comply with the ARRA executive compensation standards, it is unclear whether and how these standards apply to Midwest.

Midwest intends to carefully review the ARRA executive compensation standards, as well as any Treasury and SEC regulations once they are issued. To the extent that the Treasury amends the Securities Purchase Agreement to make these standards applicable, the Treasury and/or the SEC issues regulations describing how Midwest is to comply with these standards or Midwest determines that the standards apply, Midwest will work with its senior executive officers and other affected employees to take such steps as it deems necessary to comply with the standards and adopt policies and procedures consistent with the foregoing.

In light of these new ARRA requirements governing executive compensation, the committee has begun a review of existing policies, programs and arrangements and will implement additional or take appropriate steps to modify existing policies, programs and arrangements as necessary to comply with the new regulations, including with respect to 2009 executive compensation.

Annual Evaluation

During the first quarter of 2009, the committee evaluated the performance of members of the executive officer group (15 people), in order to determine the cash incentive compensation and their restricted stock awards for 2008. As indicated above, the committee determined that no bonuses (whether in the form of cash, restricted stock or options) would be paid to members of the executive officer group. Adjustments to the base salaries of all senior officers for 2009 were determined in December of 2008. All of these committee actions were subsequently approved by the board of directors.

Performance Objectives

In February of 2009, the chief executive officer prepared (at the committee’s request) a series of performance goals for 2009 for himself. At its February meeting, the committee reviewed these performance goals, suggested changes, and approved the basic format, goals and percentages which have been approved by the board of directors.

For other members of the executive officer group, the process begins with establishing individual and corporate performance objectives during the first quarter of each fiscal year. The committee engages in an active dialogue with the chief executive officer concerning strategic objectives and performance targets and reviews the appropriateness of the financial measures used in incentive plans and the degree of difficulty in achieving specific performance targets. The target measures and the amount of the awards are set on a yearly basis by the committee. The 2009 performance objectives have been finalized.

Benchmarking

We do not believe it is appropriate to establish compensation levels primarily based on benchmarking. However, it is our belief that information regarding pay practices at other companies is useful in two respects. First, we recognize that our compensation practices must be competitive in the marketplace especially in light of the competitive nature of the Chicago market. Second, this marketplace information is one of the many factors that we consider in assessing the reasonableness of compensation.

Accordingly, the committee reviews compensation levels for our named executive officers and other senior officers against compensation levels at the companies in a study group identified by our compensation consultant. The compensation consultant provided the committee with information regarding compensation programs and compensation levels at the median and 75th percentiles among companies in this study group described below.

To remain consistent from year to year, the committee currently intends to use this study group (same industry, high growth and geographic) as part of the annual marketplace study. The specific companies included in each group may change based on their size, relevance or other pertinent factors.

Decisions on compensation levels for members of the executive group are based on the committee’s assessment of each executive’s contribution to our success as well as median competitive market compensation levels determined by the consultant. The review of median competitive data includes both a component-by-component analysis as well as a total compensation review for each of our executive officers. In determining competitive compensation levels, we reviewed survey data for similarly sized financial institutions. Included in the analysis for 2008 awards were data from the following seven Chicago-market peer community banks: Amcore Financial, PrivateBancorp, Taylor Capital Group, First Midwest Bancorp, Inc., Old Second Bancorp, MB Financial, Inc., and Wintrust Financial Corporation. The median asset size of the Chicago-market peer group was $5.2 billion, with an observed range from $2.5 to $10.0 billion.

Targeted Compensation Levels

Together with the performance objectives, targeted total compensation levels are established (i.e., maximum achievable compensation) for each of our senior officers. In making this determination, we are guided by the compensation philosophy described above. We also consider historical compensation levels, competitive pay practices at the companies in the study group, and the relative compensation levels among our senior officers. We may also consider industry conditions, corporate performance versus a peer group of companies and the overall effectiveness of our compensation program in achieving desired performance levels.

Performance Pay

Under the terms of their employment agreements for 2008, Mr. Giancola and Mr. Fritz were eligible for performance based awards with a range from zero to 70% of their base salaries in cash and the other executive officer group members were eligible for performance based awards ranging from zero to 80% of their base salaries in a combination of cash and stock.

As targeted total compensation levels are determined, we also determine the portion of total compensation that will be contingent, performance-based pay. Performance-based pay generally includes awards made under our incentive plan for achievement of specified performance objectives. For 2008, no incentive compensation was paid to the executive officers.

Committee Effectiveness

The committee reviews, on an annual basis, its performance and the effectiveness of our compensation program in obtaining desired results.

Base Salary

We believe that base salaries are a key element in attracting and retaining our management team. We, therefore, target base salaries at the competitive median level for companies of similar size, performance and industry. In determining individual salaries, the committee considers — in addition to market median data and study group data — the scope of the executive’s responsibilities, individual contributions, experience in the position, our financial performance, historical compensation and the relative compensation levels among our executive officers. Salary ranges and individual salaries for executive officers are reviewed annually, and adjusted from time to time to take into account outstanding performance, promotions, and updated competitive information. While there are no specific performance weightings established, salary recommendations are based on performance criteria such as:

•	our financial performance with a balance between long- and short-term growth in earnings, revenue, and asset growth;

•	the executive’s role in development and implementation of long-term strategic plans;

•	responsiveness to changes in the financial institution marketplace; and

•	growth and diversification of the Company.

The committee also considers the minimum base salaries set for the chief executive officer of the Company (Mr. Giancola during 2008) and chief operating officer of the Bank (Mr. Fritz during 2008) in their employment agreements.

Set forth below is a table showing the named executive officers 2009 base salary and the increase over 2008.

Base Salary

		2009 Base Salary
Name	Title	(Increase Over 2008)

J. J. Fritz	President and Chief Executive	$331,500
	Officer	(0)
JoAnn Sannasardo Lilek	Executive Vice President and Chief	343,200
	Financial Officer	(13,200)
Brogan M. Ptacin	Executive Vice President, the Bank	277,680
		(10,680)
Kelly O’Keeffe	Executive Vice President, the Bank	243,585
		(9,367)
Sheldon Bernstein	Executive Vice President, the Bank	220,480
		(8,477)

In setting these base salaries, we considered:

•	the compensation philosophy and guiding principles described above;

•	the experience and industry knowledge of the named executive officers and the quality and effectiveness of their leadership;

•	all of the components of executive compensation, including base salary, incentive compensation, including restricted stock awards, retirement and other benefits under the SERP, and other benefits and perquisites;

•	competitive market pay and performance levels;

•	the mix of performance pay to total compensation;

•	internal pay equity among our senior executives;

•	the base salary paid to the officers in comparable positions at companies in the study group, using the median as our point of reference; and

•	the base salary of the chief executive officer of the Company is subject to conditions in his employment agreement.

The committee believes that increases in future total compensation should be more heavily weighted toward the cash and stock incentive components rather than salary to promote a pay for performance compensation framework.

Annual Management Incentive Compensation Program

Annual incentives are paid to motivate and reward exceptional performance for the year. Our management incentive compensation plan provides officers and key employees an opportunity to earn an annual cash incentive compensation and a stock incentive compensation for achieving specified, performance-based goals established for the fiscal year. Awards to executive officers are based upon the committee’s review and discussion with our chief executive officer concerning his evaluation of each executive’s performance during the year relative to specific goals developed at the beginning of the year. These goals are position specific and include a mix of individual, corporate, and — where relevant — business unit measures. These performance objectives allow the named executive officers and other members of the executive officer group to earn a cash and stock incentive compensation (50%/50% mix) up to a specified percentage of their base salary if the Company or their particular business unit achieves established goals.

The incentive compensation for each of the executive officer group members (except the chief executive officer of the Company and chief operating officer of the Bank during 2008) are recommended by management, and reviewed, revised as appropriate, and approved by the committee and then the board of directors. For 2008, the incentive compensation for our chief executive officer and the chief executive officer of the Bank were recommended by the committee and approved by the board of directors. In reviewing annual incentive awards, the committee takes into account both competitive median annual incentive values as well as the impact of annual incentive awards on total compensation.

Under our management incentive plan, the amount of incentives (cash and restricted stock) to be awarded for 2008 depended upon an assessment of Company-wide financial performance, business unit or department performance, an assessment of the executive’s individual contribution to Midwest’s performance and a subjective adjustment, if any, by the committee

Messrs. Giancola’s and Fritz’s incentive awards were determined based upon their achievement of performance goals approved by the committee and the board of directors. Midwest had to meet a minimum earnings per share target of $0.52 for incentives to be paid. Because this target was not met, no incentive awards were made to Messrs. Giancola and Fritz. For all other members of the executive officer group, bonuses were calculated based on Company-wide performance scores (with a 60% weighting assigned to Company-wide performance) and individual performance which may include business unit or department performance (with a 40% weighting assigned to individual performance) and any subjective adjustments.

For example, if an officer’s target bonus amount was $150,000, and Company-wide performance was scored at 90% and his or her individual performance was scored at 95%, the officer would earn a bonus of $138,000 ($150,000 x ((60% x 90%) + (40% x 95%)), prior to any committee adjustment.

The threshold, target and maximum amounts that could have been payable to the named executive officers for 2008 are set forth in the Grants of Plan-Based Awards table under “Estimated Possible Payouts under Non-Equity Incentive Plan Awards.” The lower end of the range reflects the fact that we will not always achieve all of our performance objectives. The higher end of the range was established assuming that in some years, Company-wide and business unit or department performance, as well as the contributions of individual officers to that performance, may be extraordinary and exceed our expectations. No discretionary bonuses were awarded for 2008.

For 2008, the committee introduced into its method for evaluating Company-wide performance an objective, balanced, scorecard approach. Under this approach, the committee selected a balanced set of quantitative measures. Absolute targets were set based upon Company-wide performance including: earnings per share, non-performing assets and the growth of core deposits and loans. Relative targets were set based upon comparing Midwest’s performance relative to local peers. The committee viewed performance in these areas to be most important to the Company’s continued growth and success. Local peer institutions are: Amcore Financial, Inc., First Midwest Bancorp, Inc., MB Financial, Inc., Old Second Bancorp, Inc., PrivateBancorp, Inc., Taylor Capital, Inc., and Wintrust Financial Corp.

In order for incentive compensation to be paid for Company-wide performance, Midwest had to meet a minimum earnings per share target of $0.52. Because this target was not met, no incentive awards were made for Company-wide performance.

Taking into account the Company’s performance, the committee did not grant incentive awards to either Mr. Giancola or Mr. Fritz for 2008. For the other named executive officers (and the other members of the executive officer group), the zero Company-wide score meant that they would not receive an incentive award attributable to Company-wide performance and that the award, if any, would be entirely dependent on business unit or department performance and individual performance.

Due to Midwest’s performance in 2008, the committee determined that other named executive officers and all of the other executive officer group members would not receive incentive awards for 2008.

Incentive awards were made to other employees based upon the business unit or department performance and individual performance. This resulted in a 2008 incentive award payout equal to 47% of the 2007 incentive award payouts and only 43% of the 2008 targeted payout amount. In addition, the committee decided to award stock options to certain employees except for the executive officer group members.

Ms. Lilek received a stock award in 2008 as an inducement to accept employment with Midwest. Her award is described in the tables starting at page 33.

The targeted levels of maximum incentive compensation as a percentage of base salary for 2008 for the named executive officers are specified below.

	Incentive
	Compensation	Incentive Compensation	Incentive Compensation
	at Threshold	at Target	at Outstanding
Executive Officer	Performance Level(3)	Performance Level	Performance Level

J. J. Fritz(1)	—	—	70%
Joann Sannasardo Lilek(2)	—	46%	80%
Brogan M. Ptacin(2)	—	46%	80%
Kelly O’Keeffe(2)	—	46%	80%
Sheldon Bernstein(2)	—	46%	80%
James Giancola(1)	—	—	70%

(1)	The incentive compensation ranges for Messrs. Fritz and Giancola for 2008 were set pursuant to their employment agreements and range between zero to 70%. They were also eligible for stock awards as approved by the committee.

(2)	The named executive officers are eligible to receive incentive compensation (50% cash; 50% performance-accelerated restricted stock) up to the specified percentage of their base salary if Midwest and/or their business unit, as applicable, achieve specific performance objectives. If the performance exceeds the threshold level but is less than the target level, the incentive compensation is prorated, and if performance exceeds the target level but is less than the outstanding level, the incentive compensation is prorated. The incentive compensation for these individuals is determined partly by reference to the results achieved by Midwest and partly by the results achieved by the divisions that they lead. The objectives for individual divisions are set at different levels.

(3)	There is no threshold performance level established in the incentive plan.

On February 23, 2009, the compensation committee approved the Midwest 2009 management incentive plan, or the 2009 Plan, and recommended approval to the board of directors of Midwest. On February 24, 2009, the board of directors of Midwest approved the 2009 Plan. The 2009 Plan provides employees an opportunity to earn annual cash incentive compensation for achieving specified, performance-based goals established for the fiscal year. These goals are position specific and include a mix of corporate, individual, and where relevant, business unit measures. The performance objectives allow the employee to earn cash incentive compensation up to a specified percentage of his or her base salary. Two criteria must be met to earn an incentive payment. First, established corporate goals relating to earnings per share, core deposit and fee income growth must be met for the 2009 Plan to fund, and second, the employee must achieve his or her individual performance goals. Awards to executive officer group members may be made only if earnings exceed budgeted earnings per share and other specific goals are achieved. If earnings exceed budgeted earnings per share and other specific goals are achieved, executive awards will be based upon the compensation committee’s review and discussion with Midwest’s chief executive officer concerning his evaluation of each executive’s performance during the year relative to specific goals developed at the beginning of the year. The primary corporate goals for the Plan in 2009 include earnings per share, core deposit growth and fee income growth.

The plan applies to various executive officers of Midwest including: JoAnn Lilek, executive vice president and chief financial officer of Midwest; Brogan Ptacin — executive vice president of Midwest Bank; Kelly O’Keeffe — executive vice president of Midwest Bank; and Sheldon Bernstein — executive vice president of Midwest Bank.

The incentive award for J.J. Fritz, president and chief executive officer of Midwest, is governed by his employment agreement. The employment agreement provides that he will be eligible for a performance based incentive bonus in accordance with mutually agreed upon goals and objectives established by the board of directors. On February 24, 2009, the board of directors of Midwest, acting on the recommendation of the compensation committee, approved Mr. Fritz’s 2009 performance goals. The amount of the bonus to be awarded to him will depend upon the extent to which these performance goals are met. These performance goals will be based primarily on the achievement of target goals relating to financial and operational targets, including, among others, earnings per share, budgeted financial performance, risk management, improved credit quality, and maintaining good regulatory relations with sufficient capital to insure safety and soundness while supporting the longer-term, strategic goals of Midwest. The compensation committee will determine to what extent the performance goals have been satisfied. The committee will then recommend to the board of directors the amount of the bonus to be paid to Mr. Fritz.

Equity Based Compensation

We believe that equity compensation is the most effective means of creating a long-term link between the compensation provided to officers and other key management personnel with gains realized by the stockholders. We have elected to use performance-accelerated restricted stock awards as our equity compensation vehicle.

In 2005 with the assistance of the consultant, the committee designed a performance-based, executive long-term incentive program. Under this program, the committee decided to award a mix of performance-accelerated options and performance-accelerated restricted stock. The intention was to encourage employees to create stockholder value through both the prospect of higher stock values anticipated from achieving performance goals and the vesting structure which encourages employees to achieve the performance goals as soon as possible. This program was also intended to both ensure a closer alignment between long-term compensation and performance, and reduce the dilutive impact to stockholders of service vested equity grants.

During 2006 and 2007, the timing of equity award vesting was determined by performance on two measures: earnings per share and return on assets. For 2006 and 2007 performance, the committee and the board elected to award only performance accelerated restricted stock. If the performance targets were met, the awards would vest in three years; if not, the awards would vest in five years. The performance targets for 2006 and 2007 were not met.

When initially setting incentive awards granted in January 2008 for performance in 2007, the committee determined that the incentive awards would be made in the form of cash (50%) and performance-accelerated restricted stock awards (50%). The committee also determined that the timing of vesting for these restricted stock awards would be based on one performance measure: earnings per share for 2008. The awards would vest in approximately three years if the performance target was met and in five years if it was not met. The 2008 performance measure was not met so these awards will vest in 2013.

When setting incentive awards to be granted in 2009 for performance in 2008, the committee determined that awards would be made in the form of cash and restricted stock awards. These restricted stock awards will vest in three years. The committee also determined that in order to more closely align the interest of employees with those of our stockholders, the committee approved a one-time grant of stock options to employees which will vest in three years.

The committee developed guidelines, set forth below, in awarding equity based compensation:

•	To promote closer alignment between long-term compensation and performance, equity awards will be performance based.

•	The amount of shares available for awards to employees should equal a target maximum percentage consistent with comparable group medians (in most situations) and should not exceed 12-13%.

•	Awards in any given year (absent unusual circumstances) should not exceed 1.5% of the issued and outstanding shares of our common stock.

•	Outstanding awards of restricted stock (absent unusual circumstances) should not exceed 5% of the issued and outstanding shares of our common stock.

As part of its philosophy, the committee is opposed to equity plans that contain evergreen features (automatic yearly increases of shares covered by the plan) or permit repricing of previously granted awards.

For 2008, no incentive compensation awards (whether in the form of cash, restricted stock or options) were made to the members of the executive officer group (15 people).

Variable Performance-Based Pay as a Percentage of Potential Compensation

We place great emphasis on variable performance-based compensation. However, because no incentive awards were made to executive officers for 2008, none of their 2008 compensation was variable-performance based.

Severance Arrangements

None of our named executive officers has any arrangement that provides for payment of severance payments except as may be provided in their employment or transitional employment agreements discussed below, see Employment Agreements found on page 38 and Transitional Employment Agreements found on page 40. We do offer a severance program in which all eligible employees participate that does not discriminate in favor of the senior officers, including the named executive officers. Severance arrangements are subject to the CPP executive compensation rules, see page 22.

Employment Agreements and Transitional Employment Agreements

When reviewing compensation matters and developing compensation packages for executive officers during 2008, the committee takes into consideration that the Company and certain of its subsidiaries have entered into an employment agreements with Messrs. Giancola and Fritz and transitional employment agreements with each of the other named executive officers and certain other officers. For a discussion of these agreements, see Employment Agreements found on page 38 and Transitional Employment Agreements found on page 40. Under our employment agreements and our transitional employment agreements with the other named executive officers, the executive officers are entitled to receive certain payments upon a change-in-control. Our stock plan provides that upon a change in control (as defined in the plan) all unvested stock options and restricted stock awards shall immediately become vested. For a discussion of post-employment termination payments, see Potential Payments Upon Termination of Employment or Change-in-Control found on page 41.

Supplemental Executive Retirement Plan and Retirement Benefits

The committee also considers that we have implemented a supplemental executive retirement plan, the SERP, for the purpose of providing retirement benefits to certain officers of the Company and its subsidiaries. The annual retirement benefit available under the SERP is calculated to range from 20% to 35% of final salary (as defined in the SERP agreement) at normal retirement age of 65 and is payable over 15 years. For a further discussion of the SERP, see Supplemental Executive Retirement Plan found on page 41. The amounts accrued for the benefit of the named executive officers for 2008 are set out in column (h) of the Summary Compensation Table found on page 33.

401(k) Plan

We offer a 401(k) salary reduction plan to almost all of our employees under which participants may elect to make tax deferred contributions. We contribute 1% more than the employee’s contribution up to a maximum of 5% (e.g., if the employee contributes 3% of his salary, we contribute an amount equal to 4% of the employee’s salary). The amounts contributed to the plan for the benefit of the named executive officers for 2008 are set out in column (i) of the Summary Compensation Table found on page 33.

Employee Stock Purchase Plan

The board of directors, based upon a recommendation from the compensation committee, approved the Midwest Employee Stock Purchase Plan in 2008. The plan is offered to employees in order to encourage and facilitate the purchase of shares of Company common stock by our employees by offering shares at a discount to the market price. Employees will be permitted to purchase the common stock through accumulated payroll deductions. We believe that the acquisition of shares of our common stock by employees allows us to offer additional incentives to existing employees and to attract and retain key personnel.

Additional Benefits

Executive officers participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees. In addition, certain executive officers receive certain other additional perquisites that are described in the proxy statement in column (i) in the Summary Compensation Table found on page 33. The committee requested that Midwest disclose all perquisites provided to the executives shown in the table even if the perquisites fall below the disclosure thresholds under SEC rules.

Incentive Compensation Plan CPP Risk Assessment

The CPP executive compensation rules require that Midwest’s compensation committee, within 90 days following the December 5, 2008 (the closing of Midwest’s participation in the CPP), perform a review of Midwest’s incentive compensation programs with Midwest’s senior risk officers to ensure that the programs do not encourage the senior executive officers subject to the CPP executive compensation rules to take unnecessary or excessive risk that threaten the value of Midwest.

Midwest’s only incentive compensation program available to its executive officer group (15 people in total) is its management incentive plan. Cash and restricted stock awards have been made to the plan participants in 2005, 2006 and 2007 based upon their performance and that of Midwest. In 2008, no awards were made under the plan to the members of the executive officer group. The 2009 plan provides that no payments will be made to the chief executive officer or any other executive officer group member unless earnings exceed targeted earnings per share. If earnings exceed targeted earnings per share, incentives will be paid on a graduated percentage of excess earnings not to exceed an amount equal to 75% of the management incentive plan’s customary target payout level.

The compensation committee met with Midwest’s senior risk officers in February 2009 to identify any features of the Midwest’s incentive compensation plan that would encourage the senior executive officers to take unnecessary and excessive risks that threaten the value of Midwest.

The compensation committee reviewed the incentive compensation plan design features as part of its assessment. The features that were reviewed included the “mix” of salary and incentive compensation, the incentive compensation performance measures themselves, the relationship between the performance measures and the corresponding incentive payouts and the use of equity in incentive awards.

With respect to the plan, the committee believed that incentive goals (earnings per share, core deposit growth and fee income growth) had been set at achievable, yet challenging, levels. The committee also concluded that the payment of a portion of the incentives in cash was appropriate and consistent with past practices and market practice. The committee also noted that it had exercised downward discretion for incentive payments on an informal basis for 2008 as the committee deemed appropriate based on the circumstances.

With respect to the features of Midwest’s long-term incentive plan, the compensation committee concluded that the “mix” of restricted stock unit awards and stock options was appropriate since there are advantages and disadvantages to every form of equity award. The committee also concluded that the earnings target was in the best long-term interests of stockholders, and that it did not encourage senior executive officers to take unnecessary or excessive risks through short-term actions that could influence stock price.

The committee concluded that none of the features of the management incentive plan encourages executive officers to take unnecessary and excessive risks that could threaten Midwest’s value. The committee intends to undertake this review at least twice a year.

Compensation Policies

Set forth below is a discussion of other policies that impact our compensation decisions.

Internal Pay Equity

We believe that internal equity is an important factor to be considered in establishing compensation for the officers. We have not established a policy regarding the ratio of total compensation of the chief executive officer to that of the other officers, but we do review compensation levels to ensure that appropriate equity exists. We intend to continue to review internal compensation equity and may adopt a formal policy in the future if we deem such a policy to be appropriate.

The Tax Deductibility of Compensation Should be Maximized Where Appropriate

Midwest generally seeks to maximize the deductibility for tax purposes of all elements of compensation. Section 162(m) of the Internal Revenue Code, the Code, generally disallows a tax deduction to public corporations for non-qualifying compensation in excess of $1.0 million. We review compensation plans in light of applicable tax provisions, including Section 162(m) and Section 409A of the Code, and may revise compensation plans from time to time to maximize deductibility. However, we may approve compensation that does not qualify for deductibility when we deem it to be in the best interests of Midwest.

The committee will continue to evaluate the impact of Section 162(m) and Section 409A and to consider compensation policies and programs appropriate for an organization of the Company’s size and history in an effort to address the potential impact. The committee may determine that it is appropriate to continue to compensate an executive above the 162(m) limit for various reasons, including in circumstances of outstanding corporate or executive achievement.

As a result of our participation in CPP, we agreed to be subject to amendments to Section 162(m) which limit the deductibility of all compensation, including performance based compensation, to $500,000 per executive with respect to any taxable year during which the Treasury retains its investment in Midwest. CPP executive compensation rules provide for application of the $500,000 limitation on a pro rata basis with respect to calendar years during which the Treasury held its investment for less than the full year, as was the case in 2008 when the Treasury held the investment for less than one month.

When our board of directors determined to participate in CPP, it was aware of, factored into its analysis and agreed to, the potential increased after-tax cost of our executive compensation program that would arise because of the $500,000 deduction limitation. As a result, while the committee will remain mindful of the deduction limitation, it has concluded that the $500,000 deduction limitation will not be a significant factor in its decision-making with respect to the compensation of our executive officers.

Financial Restatement

It is the board of directors’ policy that the compensation committee will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustments to any cash or equity based incentive compensation paid to executive officers and certain other officers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, the Company will seek to recover any amount determined to have been inappropriately received by the individual executive.

In addition, under the CPP we must condition the payment of bonus and incentive compensation paid to the senior executive officers based on financial statements or financial performance to repayment if such financial statements or performance figures later prove to be materially inaccurate. ARRA expands this rule so that it applies to the five senior executive officers and the next twenty highest paid employees.

Timing of Stock Option Grants and Restricted Stock Awards

Midwest has adopted a policy on stock option grants and restricted stock awards that includes the following provisions relating to the timing of the award:

•	Except for inducement grants for new executives, we determined all restricted stock awards and stock option grants at a compensation committee meeting held during the first quarter of 2009.

•	Midwest executives do not have any role in selecting the grant date.

•	The grant date of the stock options and restricted stock is always the date of approval of the grants (unless a later date is determined by the committee).

Summary Compensation Table

The following table discloses information concerning the compensation of the named executive officers during the years ending December 31, 2008, 2007 and 2006.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
				Awards	Awards	Compensation	Earnings	Compensation	Total
	Year	Salary	Bonus	($)	($)	($)	($)	($)	($)
Name and Principal Position(a)	(b)	($)(c)	($)(d)	(e)(1)	(f)(2)	(g)(3)	(h)	(i)(4)	(j)

J.J. Fritz(5)	2008	$331,500	$—	$86,021	$—	$—	$402,908	$81,700	$902,129
President and Chief Operating	2007	315,000	—	809,994	—	64,981	115,497	81,174	1,386,646
Officer, Midwest Bank	2006	144,231	—	400,863	—	132,000	—	21,163	698,257
JoAnn Sannasardo Lilek(6)	2008	253,846	—	47,375	—	—	17,489	1,285	319,995
Executive Vice President and	2007	—	—	—	—	—	—	—	—
Chief Financial Officer	2006	—	—	—	—	—	—	—	—
Brogan M. Ptacin(5)	2008	243,952	—	147,374	—	—	20,631	40,684	452,641
Executive Vice President,	2007	225,750	—	146,942	—	55,000	25,830	41,061	494,583
Midwest Bank	2006	103,365	—	111,250	—	55,000	—	12,381	281,996
Kelly J. O’Keeffe(5)	2008	234,216	—	139,196	—	—	38,059	40,418	451,889
Executive Vice President,	2007	223,063	—	136,943	—	40,000	25,830	43,410	469,246
Midwest Bank	2006	103,365	—	111,250	—	45,000	—	11,668	271,283
Sheldon Bernstein	2008	212,003	—	24,465	3,143	—	66,499	19,856	325,966
Executive Vice President,	2007	203,849	—	26,937	3,143	35,000	59,564	16,244	344,737
Midwest Bank	2006	194,142	—	16,192	5,500	45,000	53,218	75,158	389,210
James J. Giancola*	2008	601,500	—	842,439	—	—	222,170	483,210	2,149,319
Former President and	2007	585,000	—	859,256	—	129,960	245,870	119,546	1,939,632
Chief Executive Officer	2006	560,000	—	921,265	—	250,000	218,871	86,158	2,036,294
Daniel R. Kadolph*	2008	109,184	—	8,225	786	—	8,110	155,150	281,455
Former Executive Vice President	2007	181,563	—	22,216	1,571	20,000	14,571	16,276	256,197
and Chief Financial Officer	2006	164,460	—	12,953	2,750	25,000	13,052	75,880	294,095

*	Mr. Giancola served as president and chief executive officer of Midwest during 2008. Mr. Fritz replaced him in these positions on January 29, 2009. Mr. Kadolph served as executive vice president and chief financial officer until February 12, 2008. He served as executive vice president and chief administrative officer until July 7, 2008. Payments made to Mr. Kadolph reflect his compensation through July 7, 2008 and his severance payments thereafter.

(1)	The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the years ended December 31, 2008, 2007 and 2006, in accordance with FAS 123(R) of restricted stock awards and thus may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in Note 20 — Stock Compensation and Restricted Stock Awards to our audited financial statements for the fiscal year ended December 31, 2008, included in our annual report on form 10-K filed with the SEC on March 11, 2009.

(2)	The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the years ended December 31, 2008, 2007 and 2006, in accordance with FAS 123(R), of stock option awards and thus includes amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount are included in Note 20 — Stock Compensation and Restricted Stock Awards to our audited financial statements for the year ended December 31, 2008, included in our annual report on form 10-K with the SEC on March 11, 2009.

(3)	The amounts in column (g) reflect the cash awards to the named individuals under our management incentive compensation plan, which is discussed in further detail under the heading Annual Management Incentive Compensation Program found on page 26.

(4)	The following tables provide information related to column (i) — All Other Compensation (automobile allowance, club membership fees, matching contributions to our 401(k) plan, health club, and insurance expenses (long-term disability).

	2008
				Restricted
	Auto			Stock
	Allowance	Club Fees	401(k)	Dividends	Health Club	Insurance	Other

J. J. Fritz	$7,455	$19,470	$16,575	$28,122	$1,416	$—	$8,662
JoAnn Sannasardo Lilek	—	—	635	650	—	—	—
Brogan M. Ptacin	1,750	10,436	12,198	14,920	1,380	—	—
Kelly J. O’Keeffe	2,475	9,989	11,711	13,863	1,380	—	1,000
Sheldon Bernstein	4,749	—	10,600	3,278	300	929	—
James J. Giancola	2,633	6,875	21,515	36,088	300	—	415,799	*
Daniel R. Kadolph	2,269	—	5,459	2,354	300	474	144,294

	2007
				Restricted
	Auto			Stock
	Allowance	Club Fees	401(k)	Dividends	Health Club	Insurance	Other

J. J. Fritz	$6,918	$22,242	$15,750	$33,540	$1,224	$—	$1,500
JoAnn Sannasardo Lilek	—	—	—	—	—	—	—
Brogan M. Ptacin	1,878	9,846	11,288	16,749	1,300	—	—
Kelly J. O’Keeffe	3,135	11,565	11,153	16,257	1,300	—	—
Sheldon Bernstein	3,191	—	10,192	1,632	300	929	—
James J. Giancola	2,562	39,200	21,350	54,634	300	—	1,500
Daniel R. Kadolph	5,383	—	7,888	1,861	300	844	—

	2006
			Personal		Restricted
	Auto		Day		Stock
	Allowance	Club Fees	Policy**	401(k)	Dividends	Health Club	Insurance

J. J. Fritz	$4,988	$1,064	$—	$7,211	$7,800	$100	$—
JoAnn Sannasardo Lilek	—	—	—	—	—	—	—
Brogan M. Ptacin	989	2,737	—	4,755	3,900	—	—
Kelly J. O’Keeffe	1,450	1,150	—	5,168	3,900	—	—
Sheldon Bernstein	3,239	—	60,855	8,656	1,250	300	858
James J. Giancola	2,616	2,910	—	20,592	59,740	300	—
Daniel R. Kadolph	4,600	—	61,250	7,939	1,000	300	791

*	Midwest has determined it made an error in the original W-2 reporting for James J. Giancola relating to restricted stock awards vesting in 2005, 2006 and 2007. It failed to include income related to the vesting of restricted stock in Mr. Giancola’s W-2s which resulted in the failure to report non-cash income that should have been included in the W-2s. Due to these reporting failures, Midwest did not withhold sufficient funds from Mr. Giancola’s compensation or pay such funds as withholding to federal and state taxing authorities, which have now been paid. Midwest has paid $415,799 to Mr. Giancola to settle this matter.

**	In 2006, we amended our officers’ personal day policy (which had allowed officers to accumulate their personal days and to be paid for them upon termination of the officer’s employment). As part of these revisions, we distributed the funds accrued under the plan to the officer participants.

(5)	2006 compensation was from July 1, 2006 to December 31, 2006. Mr. Fritz’s compensation in column (h) reflects the fact that he vested in his SERP during 2008.

(6)	2008 compensation was from March 17, 2008 to December 31, 2008.

Grants of Plan-Based Awards

The following table presents information relating to non-stock grants of incentive plan awards, stock based incentive plan awards and awards of options, restricted stock and similar instruments under plans that are performance based which were granted in 2008.

The table also shows the equity based compensation awards granted in 2008 that are not performance based where the payout or future value is tied to the Company’s stock price and not to other performance criteria. We did not grant any stock options to the named executive officers during 2008.

The awards described below (f) — (h) were made in 2008 based upon 2007 performance. No awards were made for 2008 performance.

								All Other	All Other
								Stock	Option		Grant
								Awards:	Awards:	Exercise	Date Fair
		Estimated Future Payouts			Estimated Future Payouts			Number	Number	or Base	Value of
		Under Non-Equity Incentive			Under Equity Incentive			of Shares of	of Securities	Price of	Stock
		Plan Awards(1)			Plan Awards(1)			Stock or	Underlying	Option	and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Option
	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Awards
Name(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

J. J. Fritz	3/10/08	$—	$—	$232,050	—	—	—	—	—	—	—
JoAnn Sannasardo Lilek	3/10/08	—	75,900	132,000	—	54,214	94,286	—	—	—	—
Brogan M. Ptacin	3/10/08	—	61,410	106,800	—	43,864	76,286	—	—	—	—
Kelly J. O’Keeffe	3/10/08	—	53,870	93,687	—	38,479	66,919	—	—	—	—
Sheldon Bernstein	3/10/08	—	48,761	84,801	—	34,829	60,572	—	—	—	—
James J. Giancola	3/10/08	—	—	421,050	—	—	—	—	—	—	—

(1)	Amounts in columns (c)-(e) represent possible payouts under the incentive plan for 2008 while shares listed in columns (f)-(h) represent restricted stock awards under the incentive plan awarded in 2008 for 2007 performance. For a discussion of our incentive plan awards see Annual Management Incentive Compensation Program at page 26.

Outstanding Equity Awards At Fiscal Year-End

The following table summarizes for each named executive officer the information regarding outstanding stock and option awards at December 31, 2008.

	Option Awards					Stock Awards
			Equity						Equity	Equity
			Incentive			Number			Incentive Plan	Incentive Plan
			Plan			of			Awards:	Awards:
			Awards:			Shares			Number of	Market or
	Number of	Number of	Number of			or Units			Unearned	Payout Value
	Securities	Securities	Securities			of Stock		Market Value	Shares, Units	of Unearned
	Underlying	Underlying	Underlying			That		of Shares or	or Other	Shares, Units
	Unexercised	Unexercised	Unexercised	Option	Option	Have		Units of Stock	Rights That	or Other Rights
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Not		That Have Not	Have Not	That Have Not
	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)		Vested ($)	Vested (#)	Vested ($)
Name(a)	(b)	(c)(2)	(d)	(e)	(f)	(g)(2)		(h)(1)	(i)	(j)

J. J. Fritz	—	—	—	—	—	11,902	(3)	16,663	—	—
J. J. Fritz	—	—	—	—	—	6,000	(3)	8,400	—	—
J. J. Fritz	—	—	—	—	—	9,163	(3)	12,828	—	—

JoAnn Sannasardo Lilek	—	—	—	—	—	5,000	(4)	7,000	—	—

Brogan M. Ptacin	—	—	—	—	—	30,000	(5)	42,000	—	—
Brogan M. Ptacin	—	—	—	—	—	2,947	(5)	4,126	—	—
Brogan M. Ptacin	—	—	—	—	—	7,964	(5)	11,150	—	—

Kelly J. O’Keeffe	—	—	—	—	—	30,000	(6)	42,000	—	—
Kelly J. O’Keeffe	—	—	—	—	—	1,684	(6)	2,358	—	—
Kelly J. O’Keeffe	—	—	—	—	—	5,792	(6)	8,109	—	—

Sheldon Bernstein	3,000	—	—	10.75	4/14/09	—		—	—	—
Sheldon Bernstein	5,928	—	—	9.09	1/28/10	—		—	—	—
Sheldon Bernstein	15,000	—	—	8.83	8/2/10	—		—	—	—
Sheldon Bernstein	15,000	—	—	10.21	3/29/11	—		—	—	—
Sheldon Bernstein	15,000	—	—	14.90	3/27/12	—		—	—	—
Sheldon Bernstein	5,000	—	—	22.03	7/1/14	—		—	—	—
Sheldon Bernstein	—	4,000	—	19.43	7/1/15	—		—	—	—
Sheldon Bernstein	—	—	—	—	—	2,500	(7)	3,500	—	—
Sheldon Bernstein	—	—	—	—	—	2,526	(7)	3,536	—	—
Sheldon Bernstein	—	—	—	—	—	5,068	(7)	7,095	—	—

James J. Giancola	—	—	—	—	—	30,000	(8)	42,000	—	—
James J. Giancola	—	—	—	—	—	29,316	(8)	41,042	—	—
James J. Giancola	—	—	—	—	—	11,000	(8)	15,400	—	—
James J. Giancola	—	—	—	—	—	18,326	(8)	25,656	—	—

(1)	Market values are based on the closing price of our common stock ($1.40) on December 31, 2008 (the last trading day of 2008) as reported by Nasdaq.

(2)	Unvested options and restricted stock awards vest following a change-in-control.

(3)	11,902 shares vest on July 1, 2011; 6,000 shares vest on December 29, 2011 and 9,163 shares vest on January 28, 2013.

(4)	5,000 shares vested on March 17, 2009.

(5)	30,000 shares vest on July 1, 2011; 2,947 shares vest on December 29, 2011 and 7,964 shares vest on January 28, 2013.

(6)	30,000 shares vest on July 1, 2011; 1,684 shares vest on December 29, 2011 and 5,792 shares vest on January 28, 2013.

(7)	2,500 shares vest on July 1, 2010; 2,526 shares vest on December 29, 2011 and 5,068 shares will vest on January 28, 2013.

(8)	30,000 shares vested on January 1, 2009. The remaining shares will be forfeited on March 30, 2009 when Mr. Giancola’s employment with Midwest ends.

Option Exercises and Stock Vested in Last Fiscal Year

The following table summarizes for each named executive officer the number of shares acquired and amounts received upon exercise of options and vesting of restricted stock for the year ended December 31, 2008.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired	Realized
	on	on	on	on
	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)
Name(a)	(b)	(c)(1)	(d)	(e)(2)

J. J. Fritz	—	$—	—	$—
JoAnn Sannasardo Lilek	—	—	—	—
Brogan M. Ptacin	—	—	—	—
Kelly O’Keeffe	—	—	—	—
Sheldon Bernstein	—	—	—	—
James J. Giancola	—	—	30,000	360,000
Daniel R. Kadolph	—	—	—	—

(1)	The amount represents the aggregate amount realized determined by subtracting the exercise price of the options from the market price on the date the options were exercised.

(2)	The amount represents the aggregate amount realized determined by multiplying the number of shares by the market value as of the vesting date.

Pension Benefits Table

The following table sets forth for each named executive officer the specified years of credited service and the estimated present value of accumulated benefits under our supplemental executive retirement plan. The benefits information regarding the supplemental executive retirement plans can be found under the heading Supplemental Executive Retirement Plan on page 41.

			Present Value of
		Number of Years	Accumulated	Payments During Last
	Plan Name	Credited Service (#)	Benefit ($)	Fiscal Year ($)
Name(a)	(b)	(c)	(d)	(e)

J. J. Fritz	SERP	3	$571,385	—
JoAnn Sannasardo Lilek	SERP	—	17,489	—
Brogan M. Ptacin	SERP	3	58,310	—
Kelly O’Keefe	SERP	3	75,738	—
Sheldon Bernstein	SERP	8	441,477
James J. Giancola(1)	SERP	4	686,911	—
Daniel R. Kadolph(2)	SERP	8	—	—

(1)	Mr. Giancola’s employment with Midwest ended on March 30, 2009. Under the terms of his SERP, he is entitled to receive a yearly early retirement benefit of $105,263 for 15 years.

(2)	Mr. Kadolph’s employment with Midwest ended on July 7, 2008. He is fully vested in the early termination benefit under his SERP.

Nonqualified Deferred Compensation

The named executive officers did not receive any non-tax qualified deferred compensation that Midwest is obligated to pay during 2008.

Equity Compensation Plan Information

Number of
	Number of		Securities Remaining
	Securities to		Available for Future
	be Issued Upon	Weighted-Average	Issuance Under Equity
	Exercise of Outstanding	Exercise Price of	Compensation Plans
	Options, Warrants,	Outstanding Options,	(Excluding Securities
Plan Category	and Rights	Warrants, and Rights	Reflected in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	959,272	$15.50	1,881,507
Equity compensation plans not approved by security holders	30,000	18.71	—

Total	989,272	$15.60	1,881,507

(1)	The Company’s Stock and Incentive Plan permits 3,900,000 shares for issuance as either incentive stock options, nonqualified stock options, or restricted shares. As of December 31, 2008, 980,516 options were exercised.

Employment Agreements

Employment Agreement with J. J. Fritz.  Pursuant to the Agreement and Plan of Merger, by and between the Company and Royal American Corporation, the Company succeeded to Royal’s employment agreement with Mr. Fritz upon the completion of our acquisition of Royal American. On March 12, 2008, the board of directors approved amendments to Mr. Fritz’s employment agreement (as recommended by the compensation committee) to ensure compliance with Section 409A of the Code and the regulations promulgated thereunder. The definition for “change-in-control” was revised and the timing and form of certain payments due under the employment agreement to Mr. Frtiz were revised to comply with Section 409A and other technical amendments were made to ensure compliance with Section 409A. The employment agreement provides for Mr. Fritz’s employment as the president and chief operating officer of the Bank and as an executive vice president of the Company. The agreement is for an initial term ending November 1, 2010, subject to earlier termination on three years’ notice by either party. At the end of the term, Mr. Fritz has a one-time option to either (a) terminate his employment and receive a lump sum payment equal to his base salary for the last year of his employment, plus employer-paid health insurance coverage for himself and his wife through age 65 (or such later date as necessary for Medicare eligibility), or (b) continue his employment on an at-will basis unless and until a new employment agreement is negotiated.

The employment agreement provides for an annual base salary of at least $300,000. In addition, Mr. Fritz is entitled to incentive compensation based on structure and performance measures determined by Midwest’s compensation committee and board of directors, provided that the maximum incentive compensation for which he is eligible is equal to 70% of his base salary.

On January 29, 2009, Mr. Fritz became president and chief executive officer of Midwest. Mr. Fritz assumed these positions without any salary or benefit increase.

If the Company terminates Mr. Fritz’s employment prior to November 1, 2010, other than for due cause (as defined in the agreement), Mr. Fritz will be entitled to continue to receive the compensation and benefits described above for a period of three years. Other rights and benefits that Mr. Fritz may have under any benefit plans or programs at termination will be determined in accordance with the terms and conditions of the applicable plans and programs.

If Mr. Fritz is terminated for due cause, or if he resigns without giving the required notice, the Company will have no obligation to make any payments to Mr. Fritz except for salary earned through the date of termination, and any other rights and benefits as determined in accordance with the terms and conditions of the applicable plans and programs.

In the event of Mr. Fritz’s death or disability, his employment will terminate as of the date the death or disability occurs, but Mr. Fritz, or his estate or named beneficiary in the event of his death, will be entitled to continue to receive his base salary for a period of 90 days, along with employer-paid health insurance coverage for himself and/or his wife through age 65 (or later as necessary for Medicare eligibility). Other rights and benefits that Mr. Fritz may have under any benefit plans or programs at termination will be determined in accordance with the terms and conditions of the applicable plans and programs.

If, following a change-in-control (generally, the acquisition of 50% or more of the fair market value of our stock or our voting power, the change in a majority of the members of our board of directors under certain circumstances or the sale of more than 50% of the assets of the Company or the relevant subsidiary) Mr. Fritz is terminated other than for due cause, death or disability, or he voluntarily terminates for good reason (as defined in the employment agreement), he will be entitled to receive (a) a monthly payment equal to 1/12th of his average total annual compensation for the last 3 years of full time employment, payable for a period of 35 months commencing in the month his employment is terminated, and (b) employer-paid health insurance coverage for himself and his wife, through age 65 (or such later age as necessary for Medicare eligibility). These payments may not exceed 299% of his base amount (as defined in Section 280G(b)(3) of the Code). If this payment would cause the Company to contravene any law, regulation or policy applicable to the Company, such payment shall be made to the extent permitted by law, regulation, or policy, and the remainder of such payment shall be made from time to time at the earliest time permitted by law, regulation, or policy.

The employment agreement includes covenants limiting Mr. Fritz’s ability to compete with the Midwest (or its successor) following his termination, which are also consistent with the limitations in the original employment agreement with Royal.

Agreement with JoAnn Sannasardo Lilek.  On February 15, 2008, Midwest announced that JoAnn S. Lilek had been appointed to serve as executive vice president and chief financial officer of the Company effective March 17, 2008. Ms. Lilek has entered into a letter agreement with Midwest concerning the terms of her employment which provide that: (i) her salary will be $330,000 per year for 2008; (ii) she will receive an award of 5,000 restricted shares of Company common stock which vested on March 17, 2009 because she was still employed by Midwest; (iii) she will be eligible to participate in Midwest’s management incentive plan and stock and incentive plan; and (iv) she will be eligible to receive one year of severance if she is terminated without cause. The Company has entered into a Transitional Employment Agreement with Ms. Lilek and she will participate in Midwest’s supplemental executive retirement plan

Employment Agreement with James J. Giancola.  On September 28, 2004, the Company and the Bank entered into an employment agreement with James J. Giancola. On March 12, 2008, the board of directors (acting on the recommendation of the compensation committee) approved amendments to Mr. Giancola’s employment agreement and his supplemental executive retirement plan, the SERP, to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended, the Code, and the regulations promulgated thereunder, and eliminate any excess parachute payment (as defined under Section 280G(b) of the Code).

Under the terms of this agreement, Mr. Giancola received a base salary of $601,500 for 2008. Mr. Giancola was also eligible to receive performance-based annual cash incentive compensation (no greater than 70% of his base salary) and/or stock awards as determined by the board. Mr. Giancola did not receive an award for 2008.

If Mr. Giancola’s employment is terminated by the Company without cause, he shall be entitled to receive severance pay of up to 100% of his then base salary based upon the following severance vesting schedule, with such payment being due within thirty days of his termination. Mr. Giancola was in his fifth year of service (but had not completed five years of service) when Mr. Fritz replaced him as president and chief executive officer of Midwest.

Years of Service	% of Base

1	0%
2	60%
3	70%
4	80%
5	100%

If this payment would cause the Company to contravene any law, regulation or policy applicable to the Company, such payment shall be made to the extent permitted by law, regulation, or policy, and the remainder of such payment shall be made from time to time at the earliest time permitted by law, regulation, or policy.

Mr. Giancola was replaced by Mr. Fritz on January 29, 2009, and continued as an employee of Midwest through March 30, 2009. Under the terms of his agreement and SERP and Midwest’s severance policies, he is eligible to receive the following:

•	A SERP early retirement benefit of $105,263 annually for 15 years.

•	Unused accrued vacation pay of $12,458.

In addition, until Mr. Giancola reaches age 65 or his earlier death before age 65, Midwest shall (at Mr. Giancola’s expense) continue on his behalf and on behalf of his spouse and dependents medical, dental, and hospitalization benefits provided (x) to Mr. Giancola at any time during the 90-day period prior to his termination or (y) to other similarly situated executives who continue in the employ of the Company. Our obligation with respect to the foregoing benefits shall be limited to the extent that Mr. Giancola obtains any such benefits pursuant to a subsequent employer’s benefit plans, in which case we may reduce the coverage of any benefits we are required to provide Mr. Giancola as long as the aggregate coverages and benefits of the combined benefit plans are no less favorable to Mr. Giancola than the coverages and benefits required to be provided under the agreement.

As part of his employment agreement, Mr. Giancola is eligible to receive a severance payment of 80% of his 2008 base salary (or $481,200). However, one of the provisions of ARRA prohibits Midwest from making any severance payments to an executive officer such as Mr. Giancola. Midwest has advised Mr. Giancola that it will be unable to make this payment until it receives further guidance from the Treasury.

Under the terms of the agreement, Mr. Giancola has agreed that for a two year period following the termination of his employment, he will not recruit or hire or attempt to recruit or hire employees of the Company or the Bank. He has also agreed that for this period, he will not, directly or indirectly: solicit the banking business of any current customers of the Company or the Bank; acquire, charter, operate or enter into any franchise or other management agreement with any financial institution; serve as an officer, director, employee, agent or consultant to any financial institution; establish or operate a branch or other office of a financial institution within the city limits of or having its main office or a branch within fifty miles of the main office of the Bank or any of its branches.

Transitional Employment Agreements

The Company and certain subsidiaries of the Company have entered into separate transitional employment agreements with certain of the named executive officers (Ms. Lilek and Messrs. Ptacin, O’Keeffe and Bernstein) and certain other officers of the Company’s subsidiaries. The agreements are designed to mitigate the impact of change-in-control transactions on the performance of key officers and executives.

In the event of a “change-in-control” (generally, the acquisition of 50% or more of the fair market value of our stock or our voting power, the change in a majority of the members of our board of directors under certain circumstances or the sale of more than 50% of the assets of the Company or the relevant subsidiary), the agreements require the Company, the relevant subsidiary or any successor, as the case may be, to continue the employment of the affected officers for either 12 or 24 months in their respective positions and at their respective salaries (including the payment of directors’ fees, if any) with the right to participate in new or continuing incentive, benefit and other plans.

In the event the employment of an officer is terminated by (1) the officer for “good reason” during one to two years following the change-in-control (e.g., a material reduction in salary, a material diminution in authority, duties or responsibility, or a material change in the geographic location at which the employee performs services) (subject to the requirement that certain officers must wait 90 days following the initial existence of one of the good reason conditions to exercise such right of termination), or (2) by an acquiror for any reason other than death, disability or cause, the acquiror is obligated to continue the affected officer’s salary (including the payment of directors’ fees, if any) for 12 or 24 months after the termination of employment and the affected officer is prohibited from soliciting customers and employees of the Company for 12 months or 24 months, respectively.

Supplemental Executive Retirement Plan

The Company has implemented a supplemental executive retirement plan, the SERP, for the purpose of providing certain retirement benefits to those executive and other corporate officers of the Company and its subsidiaries approved by the board of directors.

The annual retirement benefit available under the SERP is calculated to range from 20% to 35% of final salary (as defined in the SERP agreement) at normal retirement age of 65 and is payable over 15 years. Benefits are payable in various forms in the event of normal retirement, early retirement, death, disability, and separation from service, subject to certain conditions defined in the plan. The SERP also provides for the payment of certain death benefits. The SERP also provides for lump sum payment of the present value of a percentage of SERP benefits if employment is terminated following a change-in-control.

All of the named executive officers participate in the SERP. In addition, 35 other officers also participate in the SERP. For information relating to the amounts we contributed to the SERPs in 2008 for the named executive officers, see column (h) in the Summary Compensation Table found on page 33.

Potential Payments Upon Termination of Employment or Change-in-Control

The tables below in this section reflect the amount of compensation to each of our named executive officers in the event of termination of such executive’s employment. The amount of compensation payable to each named executive officer upon voluntary termination, early retirement, involuntary not-for-cause termination, termination for cause, termination following a change-in-control and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2008 and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment terminates, he or she is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	Non-equity incentive compensation earned under our management incentive compensation;

•	Amounts contributed under our 401(k) plan;

•	Unused earned vacation; and

•	Amounts accrued and vested through the officer’s SERP. No benefit is paid if employment is terminated for cause.

If Mr. Fritz’s employment is terminated by the Company without cause prior to November 1, 2010, he will receive his base salary and incentive compensation for a period of three years.

Payments Made Upon Retirement

In the event of retirement of a named executive, in addition to earned non-equity incentive compensation, 401(k) contributions and unused vacation, he or she will receive the following amounts.

•	All stock options fully vest and must be exercised within one year from the date of normal retirement (age 65). Options must be exercised within three months from date of early retirement (age 55).

•	At normal retirement all outstanding restrictions are lifted on performance accelerated restricted stock. Outstanding restricted shares are forfeited if executive retires before age 65.

•	At normal retirement, a percentage of final salary as defined by the executive’s SERP is paid in monthly installments over fifteen years. An amount equal to an increasing percentage of the executive’s normal benefit amount is paid at early retirement beginning at age 60 (50% at age 60, 60% at age 61, 70% at age 62, 80% at age 63, and 90% at age 64).

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive, in addition to earned non-equity incentive compensation, 401(k) contributions and unused vacation, he or she will receive the following amounts.

•	All stock options fully vest and must be exercised within one year.

•	All outstanding restrictions are lifted on performance accelerated restricted stock and the shares fully vest.

•	If the executive terminates employment due to a disability, a percentage of current salary as defined by the executive’s SERP is paid in monthly installments over fifteen years beginning the month following the executive’s 65th birthday.

•	Under the SERP, if the executive dies while in active service death benefits will be provided by way of a compensatory split-dollar life insurance arrangement in an amount equal to the age 65 accrual balance. If the executive dies during payment of a benefit the remaining benefits will be paid to the executive’s beneficiary. If the executive dies after termination of employment but before the benefit starts, the beneficiary will be paid the same benefits that the executive was entitled to prior to death.

In the event of Mr. Fritz’s death, his estate will continue to receive his base salary for 90 days along with employer paid health insurance coverage for his spouse through age 65.

Payments Made Upon a Change-in-Control

We have entered into employment agreements or transitional employment agreements with each named executive officer. If an executive’s employment is terminated following a change-in-control or the executive terminates his employment in certain circumstances defined in the agreement, in addition to earned non-equity incentive compensation, 401(k) contributions and unused vacation, he will receive the following amounts:

•	All stock options fully vest.

•	All outstanding restrictions are lifted on performance accelerated restricted stock and the shares fully vest.

•	Under the SERP, the executive is paid the present value of a percentage of the age 65 projected benefit.

•	The named executives, except Mr. Fritz, have entered into transitional employment agreements which provide for a payment equal to two times annual salary and cash incentive compensation. They are also eligible to continue insurance benefits under COBRA at the employee cost sharing rate for two years.

•	Mr. Fritz’s employment agreement provides a monthly payment equal to 1/12th of his average total annual compensation for the last three years of full time employment payable for a period of 35 months. He is also eligible for employer paid health insurance coverage for himself and his wife through age 65. These payments may not exceed 299% of his base amount (as defined in Section 280G(b)(3) of the Code.

Employment Terminations of Named Executive Officers

Mr. Giancola served as president and chief executive officer of Midwest during 2008. He was replaced by Mr. Fritz on January 29, 2009, and continued as an employee of Midwest until March 30, 2009. For a description of the payments made or owed to Mr. Giancola as of his date of termination see “Employment Agreement with James J. Giancola” on page 39.

Mr. Kadolph served as executive vice president and chief financial officer of Midwest until February 12, 2008. He served as executive vice president and chief administrative officer of Midwest until July 7, 2008. On August 6, 2008, Midwest and Mr. Kadolph reached an agreement on his severance which provides, among other things, that (1) he will receive 39 weeks of severance for a total of $139,577, plus an additional 13 weeks of severance if he has not found employment at the end of the 39 week period; (2) the Company will pay his monthly COBRA premiums during the severance period; (3) he is fully vested in his early termination benefit under his SERP; (4) he was paid the fair market value (as of July 7, 2008) of his 7,001 unvested shares of restricted stock; and (5) Midwest will pay for tax planning and executive outplacement services for him of up to $17,500 and will transfer title to him of his Company car.

EESA and ARRA

The following tables (and the preceding discussion) do not reflect the limitation on the timing or amount of payments upon departure from Midwest for any reason which may be imposed by the EESA or ARRA.

The following table shows the potential payments upon termination or change of control of Midwest for J. J. Fritz as if such events had occurred on December 31, 2008.

						Involuntary
						for Good
				Involuntary		Reason
				not for		Termination
Executive Benefits and	Voluntary	Early	Normal	Cause	For Cause	(Change-in-
Payments Upon Separation	Termination	Retirement	Retirement	Termination	Termination	Control)	Disability	Death

Compensation:
Management incentive compensation plan	$—	$—	N/A	$—	$—	$—	$—	$—
Benefits & Perquisites:
Stock awards(1)	—	—	N/A	—	—	37,891	37,891	37,891
401(k) plan(2)	69,484	69,484	N/A	69,484	69,484	69,484	69,484	69,484
Retirement plans including SERP(3)	631,049	631,049	N/A	631,049	—	746,174	1,262,099	1,200,847
Health and welfare benefits(4)	—	—	N/A	36,894	—	40,003	2,084	2,084
Disability income(5)	—	—	N/A	—	—	—	413,508	—
Life insurance benefits(6)	—	—	N/A	—	—	—	—	582,875
Excise tax and gross-up	—	—	N/A	—	—	—	—	—
Cash severance	—	—	N/A	994,500	—	1,084,986	—	—
Accrued vacation pay	—	—	N/A	—	—	—	—	—

Total	$700,533	$700,533	N/A	$1,731,927	$69,484	$1,978,538	$1,785,066	$1,893,181

(1)	Reflects the value of all unvested stock option and restricted stock awards shares that would vest.

(2)	Reflects the value of Mr. Fritz’s 401(k) plan.

(3)	Reflects the estimated lump-sum present value of qualified and non-qualified retirement plans to which Mr. Fritz would be entitled.

(4)	Reflects the estimated lump-sum present value of all future premiums which will be paid on behalf of Mr. Fritz under our health and welfare benefit plans.

(5)	Reflects the estimated lump-sum present value of all future payments which Mr. Fritz would be entitled to receive under our disability program. Mr. Fritz would be entitled to receive such benefits until he reaches age 65.

(6)	The amount reflected under the heading “Death” reflects the estimated present value of the proceeds payable to Mr. Fritz’s beneficiaries upon his death.

(7)	Mr. Fritz does not qualify for normal retirement based on his age.

The following table shows the potential payments upon termination or change of control of Midwest for JoAnn Sannasardo Lilek as if such events had occurred on December 31, 2008.

						Involuntary
						for Good
				Involuntary		Reason
				not for		Termination
Executive Benefits and	Voluntary	Early	Normal	Cause	For Cause	(Change-in-
Payments Upon Separation	Termination	Retirement	Retirement	Termination	Termination	Control)	Disability	Death

Compensation:
Management incentive compensation plan	$—	N/A	N/A	$—	$—	$—	$—	$—
Benefits & Perquisites:
Stock awards(1)	—	N/A	N/A	—	—	7,000	7,000	7,000
401(k) plan(2)	11,899	N/A	N/A	11,899	11,899	11,899	11,899	11,899
Retirement plans including SERP(3)	—	N/A	N/A	—	—	657,340	760,729	1,636,005
Health and welfare benefits(4)	—	N/A	N/A	—	—	16,885	—	—
Disability income(5)	—	N/A	N/A	—	—	—	676,168	—
Life insurance benefits(6)	—	N/A	N/A	—	—	—	—	660,000
Excise tax and gross-up	—	N/A	N/A	—	—	—	—	—
Cash severance	—	N/A	N/A	330,000	—	660,000	—	—
Accrued vacation pay	—	N/A	N/A	—	—	—	—	—

Total	$11,899	N/A	N/A	$341,899	$11,899	$1,353,124	$1,455,796	$2,314,904

(1)	Reflects the value of all unvested stock option and restricted stock awards shares that would vest.

(2)	Reflects the value of Ms. Lilek’s 401(k) plan.

(3)	Reflects the estimated lump-sum present value of qualified and non-qualified retirement plans to which Ms. Lilek would be entitled.

(4)	Reflects the estimated lump-sum present value of all future premiums which will be paid on behalf of Ms. Lilek under our health and welfare benefit plans.

(5)	Reflects the estimated lump-sum present value of all future payments which Ms. Lilek would be entitled to receive under our disability program. Ms. Lilek would be entitled to receive such benefits until she reaches age 65.

(6)	The amount reflected under the heading “Death” reflects the estimated present value of the proceeds payable to Ms. Lilek’s beneficiaries upon her death.

(7)	Ms. Lilek does not qualify for either early retirement or normal retirement based on her age.

The following table shows the potential payments upon termination or change of control of Midwest for Brogan M. Ptacin as if such events had occurred on December 31, 2008.

						Involuntary
						for Good
				Involuntary		Reason
				not for		Termination
Executive Benefits and	Voluntary	Early	Normal	Cause	For Cause	(Change-in-
Payments Upon Separation	Termination	Retirement	Retirement	Termination	Termination	Control)	Disability	Death

Compensation:
Management incentive compensation plan	$—	N/A	N/A	$—	$—	$—	$—	$—
Benefits & Perquisites:
Stock awards(1)	—	N/A	N/A	—	—	57,275	57,275	57,275
401(k) plan(2)	48,628	N/A	N/A	48,628	48,628	48,628	48,628	48,628
Retirement plans including SERP(3)	—	N/A	N/A	—	—	453,776	501,007	1,374,745
Health and welfare benefits(4)	—	N/A	N/A	—	—	25,327	—	—
Disability income(5)	—	N/A	N/A	—	—	—	806,796	—
Life insurance benefits(6)	—	N/A	N/A	—	—	—	—	534,000
Excise tax and gross-up	—	N/A	N/A	—	—	—	—	—
Cash severance	—	N/A	N/A	133,500	—	534,000	—	—
Accrued vacation pay	—	N/A	N/A	—	—	—	—	—

Total	$48,628	N/A	N/A	$182,128	$48,628	$1,119,006	$1,413,706	$2,014,648

(1)	Reflects the value of all unvested stock option and restricted stock awards shares that would vest.

(2)	Reflects the value of Mr. Ptacin’s 401(k) plan.

(3)	Reflects the estimated lump-sum present value of qualified and non-qualified retirement plans to which Mr. Ptacin would be entitled.

(4)	Reflects the estimated lump-sum present value of all future premiums which will be paid on behalf of Mr. Ptacin under our health and welfare benefit plans.

(5)	Reflects the estimated lump-sum present value of all future payments which Mr. Ptacin would be entitled to receive under our disability program. Mr. Ptacin would be entitled to receive such benefits until he reaches age 65.

(6)	The amount reflected under the heading “Death” reflects the estimated present value of the proceeds payable to Mr. Ptacin’s beneficiaries upon his death.

(7)	Mr. Ptacin does not qualify for either early retirement or normal retirement based on his age.

The following table shows the potential payments upon termination or change of control of Midwest for Kelly J. O’Keeffe as if such events had occurred on December 31, 2008.

						Involuntary
						for Good
				Involuntary		Reason
				not for		Termination
Executive Benefits and	Voluntary	Early	Normal	Cause	For Cause	(Change-in-
Payments Upon Separation	Termination	Retirement	Retirement	Termination	Termination	Control)	Disability	Death

Compensation:
Management incentive compensation plan	$—	N/A	N/A	$—	$—	$—	$—	$—
Benefits & Perquisites:
Stock awards(1)	—	N/A	N/A	—	—	52,466	52,466	52,466
401(k) plan(2)	43,396	N/A	N/A	43,396	43,396	43,396	43,396	43,396
Retirement plans including SERP(3)	—	N/A	N/A	—	—	446,174	439,491	1,303,893
Health and welfare benefits(4)	—	N/A	N/A	—	—	25,309	—	—
Disability income(5)	—	N/A	N/A	—	—	—	806,796	—
Life insurance benefits(6)	—	N/A	N/A	—	—	—	—	468,436
Excise tax and gross-up	—	N/A	N/A	—	—	—	—	—
Cash severance	—	N/A	N/A	117,109	—	468,436	—	—
Accrued vacation pay	—	N/A	N/A	—	—	—	—	—

Total	$43,396	N/A	N/A	$160,505	$43,396	$1,035,781	$1,342,149	$1,868,191

(1)	Reflects the value of all unvested stock option and restricted stock awards shares that would vest.

(2)	Reflects the value of Mr. O’Keeffe’s 401(k) plan.

(3)	Reflects the estimated lump-sum present value of qualified and non-qualified retirement plans to which Mr. O’Keeffe would be entitled.

(4)	Reflects the estimated lump-sum present value of all future premiums which will be paid on behalf of Mr. O’Keeffe under our health and welfare benefit plans.

(5)	Reflects the estimated lump-sum present value of all future payments which Mr. O’Keeffe would be entitled to receive under our disability program. Mr. O’Keeffe would be entitled to receive such benefits until he reaches age 65.

(6)	The amount reflected under the heading “Death” reflects the estimated present value of the proceeds payable to Mr. O’Keeffe’s beneficiaries upon his death.

(7)	Mr. O’Keeffe does not qualify for either early retirement or normal retirement based on his age.

The following table shows the potential payments upon termination or change of control of Midwest for Sheldon Bernstein as if such events had occurred on December 31, 2008.

						Involuntary
						for Good
				Involuntary		Reason
				not for		Termination
Executive Benefits and	Voluntary	Early	Normal	Cause	For Cause	(Change-in-
Payments Upon Separation	Termination	Retirement	Retirement	Termination	Termination	Control)	Disability	Death

Compensation:
Management incentive compensation plan	$—	$—	N/A	$—	$—	$—	$—	$—
Benefits & Perquisites:
Stock awards(1)	—	—	N/A	—	—	14,132	14,132	14,132
401(k) plan(2)	274,998	274,998	N/A	274,998	274,998	274,998	274,998	274,998
Retirement plans including SERP(3)	500,759	500,759	N/A	500,759	—	505,741	834,590	738,436
Health and welfare benefits(4)	—	—	N/A	—	—	8,665	—	—
Disability income(5)	—	—	N/A	—	—	—	268,919	—
Life insurance benefits(6)	—	—	N/A	—	—	—	—	424,006
Excise tax and gross-up	—	—	N/A	—	—	—	—	—
Cash severance	—	—	N/A	106,002	—	424,006	—	—
Accrued vacation pay	—	—	N/A	—	—	—	—	—

Total	$775,757	$775,757	N/A	$881,759	$274,998	$1,227,542	$1,392,639	$1,451,572

(1)	Reflects the value of all unvested stock option and restricted stock awards shares that would vest.

(2)	Reflects the value of Mr. Bernstein’s 401(k) plan.

(3)	Reflects the estimated lump-sum present value of qualified and non-qualified retirement plans to which Mr. Bernstein would be entitled.

(4)	Reflects the estimated lump-sum present value of all future premiums which will be paid on behalf of Mr. Bernstein under our health and welfare benefit plans.

(5)	Reflects the estimated lump-sum present value of all future payments which Mr. Bernstein would be entitled to receive under our disability program. Mr. Bernstein would be entitled to receive such benefits until he reaches age 65.

(6)	The amount reflected under the heading “Death” reflects the estimated present value of the proceeds payable to Mr. Bernstein’s beneficiaries upon his death.

(7)	Mr. Bernstein does not qualify for normal retirement based on his age.

Report of the Audit Committee

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

The audit committee consists of four non-employee, independent directors. The current members of the committee are Messrs. Hartley (chairman), Forrester, Genetski, and O’Hara, each of whom has been determined to meet independence and financial experience requirements under applicable SEC and Nasdaq rules. During the year ended December 31, 2008, the committee held eleven meetings. The committee met with the independent auditor and the internal auditor, with and without management present. In addition, the committee met alone in executive session.

The board of directors has determined that Mr. Hartley qualifies as an “audit committee financial expert” within the meaning of SEC and Nasdaq rules. All members of the committee satisfy the Nasdaq financial literacy standards.

The committee has adopted a pre-approval policy for permitted audit, audit-related, tax and other services to be provided to the Company by its independent registered public accounting firm. The committee has also adopted procedures for the anonymous confidential submission of complaints, and concerns of employees, regarding accounting, internal controls, or auditing matters.

The committee has adopted a written charter that outlines the responsibilities and processes of the committee. The charter of the audit committee is available on our website, www.midwestbanc.com — About Us — Corporate Info — Governance. In accordance with its charter, the committee has the responsibility for monitoring the integrity of the financial reporting system. In this capacity the committee is responsible for the oversight of financial controls, the Company’s accounting, regulatory and audit activities and annually reviews the qualifications of our independent registered public accounting firm.

The committee is directly responsible for the appointment, oversight, compensation and retention of the Company’s independent registered public accounting firm. The board of directors has approved the appointment of PricewaterhouseCoopers LLP, PwC, as the Company’s independent registered public accounting firm for the year ending December 31, 2009.

Management is responsible for establishing and maintaining the Company’s internal control over financial reporting and for preparing financial statements in accordance with accounting principles generally accepted in the United States of America. The responsibility for the quality and integrity of our financial statements and the completeness and accuracy of its internal controls and financial reporting process rests with management. PwC is responsible for performing an independent audit of the Company’s annual financial statements and expressing an opinion on (i) the conformity of the Company’s financial statements with accounting principles generally accepted in the United States of America, (ii) management’s assessment of the effectiveness of internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting. It is the audit committee’s responsibility to monitor and oversee these processes.

In fulfilling its obligations under its written charter, the audit committee has:

1. Reviewed and discussed Midwest’s audited financial statements for the fiscal year ended December 31, 2008 with management and PwC;

2. Reviewed and discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication with Those Charged with Governance);

3. Received from PwC the written disclosures and the letter required by the Public Company Accounting Oversight Board, or PCAOB, in Rule No. 3526 (Independence Discussions with Audit Committees). The audit committee was advised by PwC that no member of the firm has any financial interest, either direct or indirect, in Midwest during the time that it has served as Midwest’s independent auditor. Consistent with PCAOB Rule No. 3526 and the SEC’s “Revision of the Commission’s Auditor Independence Requirements,” which became effective February 5, 2001, the audit committee considered whether these relationships and arrangements are compatible with maintaining PwC’s independence;

4. Discussed the reasonableness of significant financial reporting issues in connection with the preparation of Midwest’s financial statements, including the quality of the accounting principles used;

5. Reviewed Midwest’s quarterly reports on SEC Form 10-Q prior to filing; and

6. Reviewed both the independent accountant and internal auditor audit plans for the year.

The audit committee received periodic updates provided by management and PwC at regularly scheduled committee meetings.

Based on the foregoing reviews and discussions, the audit committee, exercising its business judgment, concluded that PwC is independent and recommended to the board of directors that Midwest’s 2008 audited consolidated financial statements be included in Midwest’s Annual Report on Form 10-K for the year ended December 31, 2008. We have selected PwC as the Company’s independent registered public accounting firm for fiscal 2009, and the board of directors approved submitting the selection of PwC for ratification by the stockholders at the 2009 annual meeting.

This report is submitted by the audit committee.

Gerald F. Hartley (chairman)
Barry I. Forrester
Robert Genetski
Dennis O’Hara

Ratification of Independent Registered Public Accounting Firm

Midwest has selected PricewaterhouseCoopers LLP, PwC, as Midwest’s independent registered public accounting firm for the year ending December 31, 2009. The decision to retain PwC was made by the audit committee and the decision to place the ratification of PwC on the annual meeting agenda was approved by the board of directors.

PwC has served as our independent registered public accounting firm since April 19, 2005. We expect that a representative from PwC will be present at the meeting. This representative will be offered an opportunity to make a statement if desired and will be available to respond to appropriate questions.

Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the committee believes such a change would be in the best interests of the Company and its stockholders.

Although approval by the stockholders is not required, the appointment of PwC is being submitted for ratification at the meeting as a matter of good corporate governance and with the objective of soliciting stockholders’ opinions, which the audit committee will consider in future deliberations.

Adoption of this proposal will require the affirmative vote of the holders of a majority of the shares of common stock entitled to vote and present in person or by proxy. The directors intend to vote for this proposal.

Unless authority to vote is withheld, it is intended that the shares represented by the enclosed proxy card, if executed and returned, will be voted FOR the ratification of the appointment of PwC to serve as our independent registered public accounting firm for the year ending December 31, 2009.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

Independent Auditor

Selection of Independent Registered Public Accounting Firm

Under its charter, the audit committee is solely responsible for reviewing the qualifications of and selecting our independent auditor.

The committee engaged the firm of PricewaterhouseCoopers LLP, PwC, to serve as Midwest’s independent registered public accounting firm for the years ended December 31, 2007 and 2008.

Fees Paid to PricewaterhouseCoopers LLP

The following is a summary of the fees and out-of-pocket expenses billed to the Company by PwC for professional services rendered for the years ended December 31, 2008 and 2007. The audit committee considered and discussed with PwC the provision of non-audit services to the Company and the compatibility of providing such services with maintaining its independence as the Company’s auditor.

Fee Category	2008	2007

Audit Fees	$824,900	$771,100
Audit-Related Fees	—	—
Tax Fees	45,000	—
All Other Fees	1,500	2,400

Audit Fees.  Audit fees are for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2008 and 2007, the audit of our internal control over financial reporting, reviews of the interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings or engagements, as well as such services as comfort letters, consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees.  Audit-related fees consist of fees billed for assurance and similar services that are reasonably related to the performance of the audit or review of the consolidated financial statements, are not reported under “Audit Fees”, and include accounting consultations and attest services that are not required by statute or regulation.

Tax Fees.  Tax fees consist of tax-related professional services.

All Other Fees.  All other fees includes a subscription fee to PwC’s financial reporting research tool.

Pre-approval of Services by the Independent Auditor

The audit committee has adopted a policy for pre-approval of audit and permitted non-audit services by our independent registered public accounting firm. The audit committee will consider annually and, if appropriate, approve the provisions of audit services by our independent registered public accounting firm and consider and, if appropriate, pre-approve the provisions of certain defined audit and non-audit services.

For services that have not been pre-approved, the committee has delegated to the chairman of the committee the authority to pre-approve audit-related and non-audit services, not prohibited by law, to be performed by our independent registered public accounting firm and associated fees up to a maximum for any one non-audit service of $100,000, provided that the chairman shall report any decisions to pre-approve such audit-related or non-audit related services and fees to the full committee at its next regular meeting.

Any proposed engagement that does not fit with the definition of a pre-approved service and cannot be approved by the chairman of the audit committee, may be presented to the committee for consideration at its next regular meeting or, if earlier consideration is required, to the committee at a special meeting. The audit committee will regularly review summary reports detailing all services being provided to us by our independent registered public accounting firm.

Advisory Vote on Compensation of
Named Executive Officers

The board of directors unanimously recommends that you vote “for” the approval of the compensation of the named executive officers determined by the compensation committee, as described in the executive compensation section in this proxy statement.

We believe that our compensation policies and procedures are competitive, are focused on pay for performance principles and are strongly aligned with the long-term interests of our stockholders. We also believe that both we and our stockholders benefit from responsive corporate governance policies and constructive and consistent dialogue. The proposal described below, commonly known as a “Say on Pay” proposal, gives you as a stockholder the opportunity to endorse or not endorse the compensation for our named executive officers by voting to approve or not approve such compensation as described in this proxy statement.

On February 17, 2009, President Obama signed the American Recovery and Reinvestment Act of 2009, ARRA. The ARRA requires, among other things, all participants in the CPP (such as Midwest) permit a non-binding stockholder vote to approve the compensation of the company’s executives. Accordingly, we are asking you to approve the compensation of our named executive officers as described under Executive Compensation section in this proxy statement (see pages 22 to 24).

Accordingly, because we became a participant in the CPP on December 5, 2008, the following resolution is submitted for stockholder approval:

RESOLVED, that the Company’s stockholders approve its executive compensation, as described in the section captioned “Executive Compensation”, contained in the Company’s proxy statement for the 2009 annual meeting.

Under the ARRA, your vote is advisory and will not be binding upon the board of directors. However, the compensation committee will take into account the outcome of the vote when considering future compensation arrangements.

Adoption of this proposal will require the affirmative vote of the holders of a majority of the shares of common stock entitled to vote and present in person or by proxy. The directors intend to vote for this proposal.

Unless authority to vote is withheld, it is intended that the shares represented by the enclosed proxy card, if executed and returned, will be voted FOR approval of the compensation of the named executive officers as described herein.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

Additional Information

Stockholder Proposals

To be considered for inclusion in our proxy and form of proxy relating to the 2010 annual meeting of stockholders, a stockholder proposal must be received prior to December 8, 2009, by the president of Midwest at the address set forth on the second page of this proxy statement. Any such proposal will be subject to Rule 14a-8 under the Securities Exchange Act of 1934.

Notice of Business to Be Conducted at the Annual Meeting

Under our by-laws, the only business which may be conducted at an annual meeting of stockholders is that business brought before the meeting by the board of directors or by any stockholder who is entitled to vote and who has complied with the notice procedures set forth in our by-laws. For business to be brought before an annual meeting by a stockholder, the stockholder must be a stockholder of record and must have given timely notice in writing to our president. For the 2010 annual meeting, a stockholder must give written notice to the president of Midwest by January 10, 2010; provided, however, that, in the event less than 130 days notice or prior public disclosure that the date of the 2010 annual meeting will be held on a date other than May 5, 2010, notice by the stockholder to be timely must be so delivered not later than ten days after the earlier of the date of the notice of the meeting or public disclosure of the date of the meeting.

A stockholder’s notice to our president must set forth as to each matter the stockholder proposes to bring before the annual meeting:

•	a brief description of the matter the stockholder desires to present,

•	the name and record address of the stockholder who proposed such matter,

•	the class and number of shares of our capital stock that are beneficially owned by the stockholder, and

•	any material interest of such stockholder in such business.

Our by-laws provide that nominations for election to the board of directors may be made only by the board of directors or by stockholder entitled to vote for the election of directors who complies with the notice procedures set forth in the by-laws described above.

In addition to the information described above, the stockholder’s notice must set forth, as to each person the stockholder proposes to nominate for election or re-election as a director, his or her name and qualifications, including all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

These requirements apply to any matter that a stockholder wishes to raise at an annual meeting, including those matters raised other than pursuant to the procedures of Rule 14a-8 under the Exchange Act. We are not required to include in our proxy statement or the proxy relating to any annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

Director Nomination Suggestions to Corporate Governance and Nominating Committee

The corporate governance and nominating committee will consider nominees recommended by stockholders. A stockholder who wishes to recommend a nominee for the committee’s consideration may do so by submitting the name of the nominee in writing to the chairman of the corporate governance and nominating committee, Midwest Banc Holdings, Inc., 501 West North Avenue, Melrose Park, IL 60160 prior to January 1st of each year, for consideration at the next annual meeting. In submitting nominees, persons should be aware of and apply the guiding principles for director qualifications discussed above under Director Nomination Procedures at page 9. Persons submitting nominations may be asked to provide additional background information about a prospective candidate as determined by the committee. The committee is not obligated to nominate any such individual for election.

Other Matters Which May Properly Come Before the meeting

The board of directors knows of no business which will be presented for consideration at the annual meeting other than as stated in the Notice of annual meeting of Stockholders. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters, to the extent legally permissible, in accordance with their best judgment.

Whether or not you intend to be present at the meeting, you are urged to return your proxy card promptly. If you are then present at the meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the meeting.

By order of the board of directors

/s/  JoAnn Sannasardo Lilek

Secretary

Melrose Park, Illinois
April 3, 2009

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

 Instead of mailing your proxy, you may choose
one of the two voting methods outlined below to
vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 6, 2009.

Vote by Internet • Log on to the Internet and go to www.investorvote.com/MBHI • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card	C0123456789	12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2 and FOR Proposal 3.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+

	01 - Percy L. Berger, CPA	☐	☐	☐	02 - J.J. Fritz	☐	☐	☐	03 - Angelo DiPaolo	☐	☐	☐

	04 - Barry I. Forrester, CFA	☐	☐	☐	05 - Robert J. Genetski, Ph.D	☐	☐	☐	06 - Gerald F. Hartley, CPA	☐	☐	☐

	07 - Dennis M. O’Hara, CPA	☐	☐	☐	08 - Joseph Rizza	☐	☐	☐	09 - Thomas A. Rosenquist	☐	☐	☐

	10 - E.V. Silveri	☐	☐	☐	11 - Msgr. Kenneth Velo	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP, to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.	☐	☐	☐	3.	Approval, in an advisory (non-binding) vote, of the compensation of the named executive officers as disclosed in the proxy statement.	☐	☐	☐

B Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporation’s name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Midwest Banc Holdings, Inc.

501 West North Avenue Melrose Park, Illinois 60160

The undersigned stockholder(s) of Midwest Banc Holdings, Inc., a Delaware corporation (the “Company”), does (do) hereby constitute and appoint Robert Figarelli, Bruno P. Costa and Kelly J. O’Keeffe, and each of them, the true and lawful attorney of the undersigned with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Annual Meeting of Stockholders of the Company to be held at Dominican University Priory Campus, 7200 W. Division Street, River Forest, Illinois 60305, on May 6, 2009, at 10:00 a.m. central time or at any adjournment thereof, and to vote all the shares of the Company standing in the name of the undersigned, or which the undersigned may be entitled to vote, as fully as the undersigned might or could do if personally present, as set forth below.

The shares represented by this proxy will be voted as specified and, in the discretion of the proxies, on all other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof. If this proxy is properly executed but no direction is made, it will be voted FOR all of the nominees for director, FOR the ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 and FOR the approval of the compensation of the named executive officers.

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)